Registration No. 33-86410



                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                         POST-EFFECTIVE AMENDMENT NO. 5

                                       TO

                                    FORM S-1

                             REGISTRATION STATEMENT
                                     under
                           the Securities Act of 1933
                 ----------------------------------------------


                   Great Northern Insured Annuity Corporation
             (Exact name of registrant as specified in its charter)

         Washington                     91-1127115                     6312
(State or other jurisdiction of       (I.R.S. Employer            (Primary Standard Induxtrial
incorporation or organization)     Identification Number)     Classification Code Number)

                                              6604 West Broad Street
                                                Richmond, VA 23230
                                                  (804) 281-6000


              (Address and telephone number of Principal Executive Offices)

                      -----------------------------------


                        SCOTT A. CURTIS, Vice President
                   Great Northern Insured Annuity Corporation
                             6604 West Broad Street
                               Richmond, VA 23230
                                 (804) 281-6000



(Name, address and telephone number of agent for service)



                                    GREAT NORTHERN INSURED ANNUITY CORPORATION

                                               CROSS REFERENCE SHEET
                                      Pursuant to Regulation S-K, Item 501(b)

     Form S-1
     Item No.                           Form S-1 Caption                                 Location in the Prospectus

        1.           Forepart of the Registration Statement and Outside       Outside Front Cover Page
                     Front Cover Page of Prospectus.

        2.           Inside Front and Outside Back Cover Pages                Table of Contents Summary
                     of Prospectus.

        3.           Summary Information, Risk Factors and                    Outside Front Cover Page;
                     Ratio of Earnings to Fixed Charges.                      Special Terms; Summary

        4.           Use of Proceeds.                                         Investments Supporting the Fixed Guarantee
                                                                              Periods

        5.           Determination of Offering Price.                         Not Applicable

        6.           Dilution.                                                Not Applicable

        7.           Selling Security Holders.                                Not Applicable

        8.           Plan of Distribution.                                    Distribution of Contracts

        9.           Description of Securities to be Registered.              Summary; Description of the Contract

        10.          Interests of Named Experts and Counsel.                  Legal Matters

        11.          Information with Respect to the Registrant.              Great Northern Insured Annuity Corporation;
                                                                              Federal Tax Matters; More Information About
                                                                              GNA; Executive Officers and Directors; Legal
                                                                              Proceedings

        12.          Disclosure of Commission Position on Indemnification     Not Applicable
                     for Securities Act Liabilities.





                   GREAT NORTHERN INSURED ANNUITY CORPORATION
                    Corporate Office: 6604 West Broad Street
                               Richmond, VA 23230
                                 (804) 281-6000

                Variable Annuity Service Center: 300 Berwyn Park
                             Berwyn, PA 19312-0031

                        GNA VARIABLE INVESTMENT ACCOUNT
                      Group Deferred Variable Annuity and
                     Modified Guaranteed Annuity Contracts
                           Flexible Purchase Payments
                               Non-Participating

The Group Deferred Variable Annuity and Modified Guaranteed Annuity Contract described in this Prospectus ("Contract") is designed to provide annuity payments in connection with either nonqualified retirement plans or plans qualifying for special income tax treatment under the Internal Revenue Code, such as individual retirement accounts and annuities, pension and profit-sharing plans for corporations and sole proprietorships/partnerships ("H.R. 10" and "Keogh" plans), Tax-Sheltered annuities, and deferred compensation plans of state and local governments and tax-exempt organizations. The Company has ceased offering the Contract for sale, and it will no longer accept new Participants under the outstanding group Contracts. Current Participants may continue to make purchase payments subject to the limitations described in this Prospectus.


The Contract provides for the accumulation of Certificate Values on a variable and/or fixed basis and the payment of annuity benefits on a fixed basis. The
Contract offers up to fourteen investment options: four variable and ten fixed.
The variable portion of the Certificate Value will vary according to the investment performance of the Sub-accounts of GNA Variable Investment Account
(the "Separate Account"). The Separate Account is a Separate Account established by Great Northern Insured Annuity Corporation ("GNA" or the "Company").

The assets of each Sub-Account are invested in shares of GE Investments Funds, Inc. (the "Fund"), a mutual fund which has four investment portfolios available for investment (the Income Fund, the Premier Growth Equity Fund, the
International Equity Fund and the Money Market Fund) (see the accompanying
Prospectus of the Fund). Fixed Certificate Values may be accumulated under Fixed
Guarantee Periods for a specified number of years ranging from one to ten.


PLEASE  READ THIS  PROSPECTUS  CAREFULLY  AND KEEP IT FOR  FUTURE  REFERENCE.
IT  CONTAINS  INFORMATION  ABOUT THE SEPARATE  ACCOUNT  AND THE  VARIABLE
PORTION OF THE  CONTRACT  THAT A  PROSPECTIVE  PURCHASER  SHOULD  KNOW BEFORE
INVESTING. IT SHOULD BE ACCOMPANIED BY THE CURRENT PROSPECTUSES FOR THE FUNDS.

THESE SECURITIES ARE NOT DEPOSITS WITH, OBLIGATIONS OF, OR GUARANTEED OR
ENDORSED BY ANY BANK OR ANY AFFILIATE THEREOF, AND ARE NOT INSURED BY THE
FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL RESERVE BOARD OR ANY OTHER
GOVERNMENT AGENCY.


Additional information about the Contracts and Separate Account is contained in a Statement of Additional Information, dated the same date as this Prospectus, which has been filed with the Securities and Exchange Commission and is incorporated herein by reference. The Statement of Additional Information is available without charge upon request by writing the Company's Variable Annuity
Service Center at the address on the cover of this Prospectus or telephoning
1-800-455-0870. The table of contents for the Statement of Additional
Information is included on page 41 of this Prospectus.


THESE  SECURITIES  HAVE NOT BEEN APPROVED OR  DISAPPROVED  BY THE  SECURITIES
AND EXCHANGE  COMMISSION NOR HAS THE COMMISSION  PASSED UPON THE  ACCURACY  OR
ADEQUACY OF THIS  PROSPECTUS.  ANY  REPRESENTATION  TO THE  CONTRARY IS A
CRIMINAL OFFENSE.


                   The date of this Prospectus is May 1, 1998





                               TABLE OF CONTENTS



                                          Page                                                              Page
                                          ----                                                              ----




DEFINITIONS ............................                Mortality and Expense Risk Charge .................................

                                                        Taxes..............................................................

SUMMARY ................................
FEE TABLE AND EXAMPLE...................              FEDERAL TAX MATTERS..................................................
ACCUMULATION UNIT VALUES................              Introduction ........................................................
GENERAL INFORMATION.....................                GNA's Tax Status ..................................................

  Great Northern Insured Annuity                        Tax Status of the Certificate .....................................
  Corporation...........................
  GNA Variable Investment Account ......                Federal Tax Considerations ........................................

  The Funds ............................                Qualified Plans ...................................................


DESCRIPTION OF THE CONTRACT ............              INVESTMENTS SUPPORTING THE FIXED
                                                        GUARANTEE PERIODS .................................................

ACCUMULATION PROVISIONS ................
  Purchase Payments ....................              MORE INFORMATION ABOUT GNA .......................................

  Variable Accumulation ................                History and Business ..............................................

  Fixed Accumulation ...................                Selected Financial Data ...........................................


  Transfers Among Investment Options ...                Management's Discussion and Analysis of
  Special Transfer Services.............                  Financial Condition and Results of
  Withdrawals ..........................                  Operations ......................................................

  Special Withdrawal Services ..........                Investments .......................................................

  Telephone Transactions ...............                Competition .......................................................

  Market Value Adjustment...............                Government Regulation .............................................

  Death Benefit ........................                Year 2000..........................................................

                                                        New Accounting Standards ..........................................

ANNUITY PROVISIONS .....................              EXECUTIVE OFFICERS AND DIRECTORS ..............................


  General ..............................                Executive Compensation ............................................
  Annuity Date .........................
  Annuity Options.......................              GENERAL MATTERS .....................................................

  Amount of Fixed Annuity Payments......                Performance Data ..................................................

  Amount of Variable Annuity Payments ..                Financial Statements ..............................................

  Transfers After Annuity Date .........                Restrictions Under the Texas Optional
  Death Benefit on or After Annuity Date                  Retirement Program ..............................................

                                                        Distribution of Contracts .........................................

OTHER CONTRACT PROVISIONS ..............                Legal Proceedings..................................................

  Proof of Age, Sex and Survival .......                Legal Matters......................................................

  Misstatement of Age or Sex............                Experts............................................................

  Ownership ............................                Registration Statements............................................

  Beneficiary ..........................
  Notices and Elections.................
  Amendment of Contract and Certificates              STATEMENT OF ADDITIONAL
  Free Look Right.......................                INFORMATION--Table of Contents.....................................

  Company Approval .....................
                                                      APPENDIX A: State Premium Taxes......................................

CHARGES AND DEDUCTIONS
  Withdrawal Charges ...................              APPENDIX B: Examples of Market Value
  Administration Charges ...............                Adjustments........................................................





No person has been authorized to give any information or to make any representation other than that contained in this Prospectus in connection with the offer contained in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized. This Prospectus does not constitute an offer of, or solicitation of an offer to acquire, any Contracts or interests therein offered by this Prospectus in any jurisdiction to anyone to whom it is unlawful to make such an offer or solicitation in such jurisdiction.

Each Participant will be furnished at least once each year prior to his or her Annuity Date a statement showing his or her Certificate Value, the Accumulation Values for each Sub-account and the Fixed MGA Account Value. The statement will not include financial statements.

DEFINITIONS

Accumulation Unit--A unit of measure that is used to calculate the Accumulation Value for each Variable Sub-account before the Annuity Date.

Accumulation Value--The number of Accumulation Units of a Variable Sub-account credited to a Certificate multiplied by the Accumulation Unit value for that Sub-Account.

Annuitant--The person whose age determines the Annuity Date and upon whose continuation of life annuity payments may depend. The Participant is the Annuitant unless another person designated is living. If there are joint Annuitants, references herein shall mean the two Annuitants, the age of the Annuitant shall refer to the age of the older Annuitant.

Annuity Date--The date on which annuity payments are to start.

Annuity Payment Option--The method selected by the Participant for annuity payments made by the Company. If the Participant has not selected an Annuity Payment Option, GNA will provide a Fixed Annuity with payments guaranteed for 10 years and for the lifetime of the Annuitant, if the Annuitant lives more than 10 years.

Beneficiary--The person to whom payment is to be made on the death of the Participant (or other appropriate individual).

Certificate Anniversary--Each anniversary of the Certificate Date.

Certificate Date--The date on which a premium is credited by GNA for a Participant as shown on the Certificate Schedule.

Certificate Year--The year starting on the Certificate Date or a Certificate Anniversary and ending on the day just prior to the next Certificate Anniversary.

Certificate Value--The sum of the Accumulation Values for all Variable Sub-accounts and the Fixed MGA Account Value.

Contract--The group deferred variable annuity and modified guaranteed annuity contract described in by this Prospectus.


Fixed MGA Account Value--The sum of the values in Fixed Guarantee Periods.

Fixed Guarantee Period--An account maintained for a Participant corresponding to a specified interest rate and Guarantee Period (from one to ten years) selected by the Participant for each allocation to the Fixed MGA Account.

Fixed Annuity--An Annuity Payment Option with payments which are predetermined and guaranteed as to dollar amount.

Funds--The mutual funds designated as eligible investments for the Separate Account and the Contracts.

Guarantee Period--The period of years for which a rate of interest is guaranteed to be credited to a Fixed Guarantee Period.

Nonqualified Certificate--A Certificate issued in connection with a Nonqualified Plan.

Nonqualified Plan--A retirement plan not eligible for favorable tax treatment under Section 401, 403, 408 or 457 of the Internal Revenue Code.

Notice--Information GNA has received and recorded at its Variable Annuity Service Center which is written, signed and dated by the Participant and acceptable by GNA in its sole discretion.

Participant--The person, persons or entity participating under the Contract to whom a Certificate has been issued and who is entitled to the rights stated in the Certificate.

Portfolios--The separate investment portfolios of the Funds designated as eligible investments for the Separate Account and the Contracts.

Qualified Certificate--A Certificate issued in connection with a Qualified Plan.

Qualified  Plan--A  retirement plan that receives  favorable tax treatment under
Section 401, 403, 408 or 457 of the Internal Revenue Code.

Separate Account--A segregated account of the Company that is not commingled with the Company's general assets and obligations.

Variable Sub-account(s)--One or more of the Variable Sub-accounts of the Separate Account. Each Variable Sub-account is invested in shares of a different Portfolio.

Valuation Date--Any date on which the New York Stock Exchange is open for trading and the net asset value of a Portfolio is determined.

Valuation Period--Any period from one Valuation Date to the next, measured from the time on each such date that the net asset value of a Portfolio is determined.

Withdrawal Value--The amount available for a cash withdrawal, which is the Certificate Value less any withdrawal charge, plus or minus any market value adjustment, taxes or Certificate Maintenance Fee.

SUMMARY

Variable Annuity Service Center--All communications concerning the Contracts and Certificates should be addressed to the Company's Variable Annuity Service Center at 300 Berwyn Park, Berwyn, PA 19312-0031.


The Contract--The Contract described in this Prospectus is a flexible purchase payment group deferred variable annuity and modified guaranteed annuity contract. The Contract may have been purchased by any employer, entity or other organized group acceptable to GNA. Specific accounts are maintained for each Participant, and a Certificate was issued to the Participant summarizing his or her rights and benefits under the Contract.


Retirement Plans--The Contract may be issued pursuant to either Nonqualified Plans or Qualified Plans. (See "FEDERAL TAX MATTERS--Qualified Plans.")


Purchase Payments--The minimum initial purchase payment for which a Certificate may have been issued was $2000. Subsequent purchase payments allocated to the Variable Sub-accounts must be at least $500 ($100 for automatic payment plans). Subsequent purchase payments allocated to Fixed Guarantee Periods must be at least $2000. Subsequent purchase payments may be made at any time prior to the Annuity Date. (See "Accumulation Provisions--Purchase Payments.")



Investment Options-- On December 11, 1997, the Separate Account added the GE Investments Funds, Inc. Income Fund, Premier Growth Equity Fund, International Equity Fund and Money Market Fund as available investment subdivisions. Also on December 11, 1997, the following substitution of shares were carried out pursuant to an order issued by the Securities and Exchange Commission:





      Before the Substitution                              After the Substitution
      -----------------------                              ----------------------


      Shares of Adjustable Rate Portfolio -       ->       Shares of Income Fund -
      GNA Variable Series Trust                            GE Investments Funds, Inc.

      Shares of Government Portfolio -            ->       Shares of Income Fund -
      GNA Variable Series Trust                            GE Investments Funds, Inc.

      Shares of Growth Portfolio -                ->       Shares of Premier Growth Equity Fund -
      GNA Variable Series Trust                            GE Investments Funds, Inc.

      Shares of International Equity Portfolio -  ->       Shares of International Equity Fund -
      Variable Investment Trust                            GE Investments Funds, Inc.

      Shares of Money Market Portfolio -          ->       Shares of Money Market Fund -
      Variable Investment Trust                            GE Investments Funds, Inc.



The effect of this share substitution was to replace certain portfolios of GNA Variable Series Trust and Variable Investment Trust with those of GE Investments Funds, Inc. as investment options under the Contracts.

Purchase payments may be allocated among the fourteen investment options currently available under the Contract: four Variable Sub-accounts and ten Fixed Guarantee Periods. The Variable Sub-accounts invest in shares of a corresponding Portfolio: the Income Fund, the Premier Growth Equity Fund, the International Equity Fund, and the Money Market Fund of the GE Investments Funds, Inc. (see the accompanying Prospectus of the Funds).

The portion of the Certificate Value based on the Variable Sub-accounts will reflect the investment performance of the underlying Portfolios selected. (See "GNA Variable Investment Account.")

Purchase payments of at least $2000 may also be allocated to Fixed Guarantee Periods. GNA guarantees the principal value of purchase payments allocated to a Fixed Guarantee Period and the rate of interest credited thereto for the term of a selected Guarantee Period ranging from one to ten years. Certain withdrawals from the Fixed Guarantee Periods will be subject to a market value adjustment. (See "Accumulation Provisions--Market Value Adjustment.")

Transfers--Prior to the Annuity Date, amounts may be transferred among the Variable Sub-accounts and the Fixed Guarantee Periods. A transfer from a Fixed Guarantee Period may be made only once in each Certificate Year; transfers from a Variable Sub-account in excess of six in any Certificate Year may be subject to a $25 charge. The amount transferred must be at least $1000 or the Participant's entire interest in the Variable Sub-account or Fixed Guarantee Period if the value of such interest is less than $1500. No transfer may be made if it would result in a remaining Accumulation Value or Fixed Guarantee Period Value of less than $500. GNA reserves the right to terminate, suspend or modify the transfer privileges at any time and without Notice. (See "Accumulation Provisions--Transfers Among Investment Options.")

Withdrawals--Prior to the earlier of the Annuity Date or the death of any person whose death causes the payment of a death benefit, the Participant may withdraw all or a portion of the Certificate's Withdrawal Value. The Withdrawal Value is the Certificate Value less any withdrawal charge, plus or minus any market value adjustment, less any applicable taxes or certificate maintenance charge. The minimum amount of any withdrawal is $1000. For any partial withdrawal, the remaining Accumulation Value for each Variable Sub-account and the remaining value of each Fixed Guarantee Period must be at least $500, and the remaining Certificate Value must be at least $2000.

The Participant may specify the Variable Sub-accounts or Fixed Guarantee Periods from which a partial withdrawal is to be made. In the absence of a specification, the partial withdrawal will be made from each Variable Sub-account and Fixed Guarantee Period in the same proportion that the Accumulation Value for each Variable Sub-account and the value of each Fixed Guarantee Period bear to the Certificate Value. Fixed Guarantee Periods of the same duration shall be considered together for withdrawal purposes and amounts withdrawn shall be taken out on a first-in, first out basis. (See "Accumulation Provisions--Withdrawals.")

Withdrawal Charge--A withdrawal charge and the certificate maintenance charge may be imposed in connection with a withdrawal. The withdrawal charge is computed as a percentage of the purchase payment deemed withdrawn, based on the number of complete years since the purchase payment was made, ranging from 5% for purchase payments made within two years of the withdrawal to 2% for purchase payments made within five years of the withdrawal. No withdrawal charge will apply to a withdrawal of purchase payments made five or more years prior to the withdrawal. For purposes of computing the charge, amounts withdrawn will be deemed to be purchase payments in the order made and thereafter any Certificate Value in excess of purchase payments made. (See "CHARGES AND DEDUCTIONS--Withdrawal Charges.") A withdrawal may be subject to a penalty tax. (See "FEDERAL TAX MATTERS.")

Free Withdrawal Amount--Each Certificate Year the Participant may withdraw up to 10 percent of the Certificate Value at the time of withdrawal free of the withdrawal charge. This free withdrawal privilege is available only on the first withdrawal made during the Certificate Year. Amounts withdrawn from Fixed Guarantee Periods as part of the free withdrawal are subject to the market value adjustment. (See "CHARGES AND DEDUCTIONS--Withdrawal Charges.")

Market Value Adjustment--Whenever a withdrawal is made from a Fixed Guarantee Period, or an amount is taken from a Fixed Guarantee Period to be applied to effect an annuity, prior to the end of the Guarantee Period, a market value adjustment will be made based on the amount withdrawn.

The market value adjustment GNA makes will depend on the remaining time in the Guarantee Period of the Fixed Guarantee Period from which the amount is to be taken and on the change in the guaranteed interest rates offered by us that has occurred since establishment of the Fixed Guarantee Period.

Because of the market value adjustment provision of the Contract, you bear the investment risk that the guaranteed interest rates GNA offers at the time you make a withdrawal or start receiving annuity payments may be higher than the guaranteed interest rate of the Fixed Guarantee Period from which the amount withdrawn or annuitized is taken with the result that the amount available for you to receive or to have applied to an annuity may be substantially reduced. (See "Accumulation Provisions--Market Value Adjustment.")

Other Charges--Each year GNA will deduct a Certificate Maintenance Charge of $40. GNA will waive the charge if at the time of the assessment the Certificate Value is $40,000 or greater. GNA will also deduct from the assets of the Separate Account a mortality and expense risk charge and an administration charge at annual rates of 1.25% and .15%, respectively. (See "CHARGES AND DEDUCTIONS.")

Death Benefit--If the Participant or a non-spouse Joint Participant dies prior to the Annuity Date, GNA will pay to the Beneficiary the greater of the Certificate Value or the minimum death benefit as of the Valuation Period in which both due proof of death and a payment election are received by GNA. On the effective date of the Certificate, the minimum death benefit is equal to the initial purchase payment. For each subsequent purchase payment the minimum death benefit is increased by the amount of the payment, and for each withdrawal the minimum death benefit is decreased by the amount (net of withdrawal charges) of the withdrawal. On each "Reset Date," if the then Certificate Value is greater than the minimum death benefit, the minimum death benefit is reset to equal the then Certificate Value. Reset Dates are the fifth Certificate Anniversary and each Certificate Anniversary which is a five-year interval from the fifth Certificate Anniversary.

If the Participant is not a person, the death benefit described above will be paid to the Beneficiary if the Annuitant (or the first to die if joint Annuitants) dies prior to the Annuity Date. If the Participant is a person but is not the Annuitant, the Participant must select a new Annuitant, and if no Annuitant is selected within 30 days of the death of the Annuitant, the Participant will become the Annuitant. No death benefit is payable on the death of a spouse Joint Participant. If the Annuitant dies after the Annuity Date, any guaranteed amounts remaining unpaid will be paid to the Beneficiary under the same method of distribution in force at the date of death. If no Beneficiary survives the Annuitant, payment will be made to the Participant. For additional provisions affecting payment of the death benefit, see "Beneficiary" under "Other Provisions". (See "Accumulation Provisions--Death Benefit" and "Annuity Provisions--Death Benefit on or After Annuity Date."

Annuity Payments--Under the Contract, only Fixed Annuity Payment Options are available. Periodic annuity payments will begin on the Annuity Date. The Participant selects the Annuity Date, frequency of payment and annuity payment option. GNA may from time to time make other Annuity Payment Options available, including options on a variable basis. (See "Annuity Provisions.")

Free-Look Right--Within the number of days of receipt of a Certificate as shown on the Certificate Schedule, the Participant may cancel the Certificate by returning it to GNA. (See "Free Look Right" under "Other Contract Provisions.")

FEE TABLE AND EXAMPLE

The following table and Example are designed to assist Contract holders and Participants in understanding the various costs and expenses that Participants bear directly and indirectly. The table reflects expenses of the Separate Account and the underlying Portfolios. It does not reflect any market value adjustment. In addition to the items listed in the following table, premium taxes may be applicable to certain Certificates. The items listed under "Participant Transaction Expenses" and "Separate Account Annual Expenses" are more completely described in this Prospectus (see "CHARGES AND DEDUCTIONS"). The items listed under "Portfolio Annual Expenses" are described in detail in the accompanying Fund Prospectuses to which reference should be made.

Participant Transaction Expenses

Deferred sales load (as percentage of purchase payments)

      Number of Complete Years         Withdrawal Charge
   Since Purchase Payment Made           Percentage
   ---------------------------         -----------------
                0                              5%
                1                              5%
                2                              4%
                3                              3%
                4                              2%
                5+                             0%

Annual Contract Fee                          $40 (1)


(1) The certificate maintenance charge is waived if at the time of assessment the Certificate Value is $40,000 or more.


Separate Account Annual Expenses
(as a percentage of average account value)

Mortality and expense risk fees..................    1.25%.
Administration fee--asset based..................    0.15%
    Total Separate Account Annual Expenses  .....    1.40%

Portfolio Annual Expenses
(as a percentage of Portfolio average net assets)



                                       Management Fees              Other Expenses
                                      (after fee waiver,         (after reimbursement,
Portfolio                               as applicable)              as applicable)          Total Annual Expenses
---------                               -------------               -------------           ---------------------


Income Fund                                  .42%                        .17%                        .59%
Premier Growth Equity Fund                   .03%                        .01%                        .04%
International Equity Fund                    .98%                        .36%                       1.34%
Money Market Fund                            .20%                        .12%                        .32%






--------------------------




The purpose of these tables is to assist the Participant in understanding the various costs and expenses that a Participant will bear, directly and indirectly. Except as noted below, the Tables reflect charges and expenses of the Separate Account as well as the underlying Portfolios for the most recent fiscal year.

The annual expenses listed for all the Portfolios are net of certain reimbursements and fee waivers by the Portfolios' investment advisers. GNA cannot guarantee that the reimbursements will continue.

Absent reimbursements and fee waivers, the management fees and other expenses during 1997 for the portfolios of GE Investments Funds, Inc. would have been
 .76% for the GE Income Fund, .04% for the GE Premier Growth Equity Fund, 1.43% for the GE International Equity Fund, and .48% for the GE Money Market Fund.




Example


A Participant would pay the following expenses on a $1,000 investment, assuming 5% annual return on assets and the charges and expenses reflected in the Fee Table above, if the Participant:

                                                                              annuitized or did not  surrender* his or
                               surrendered*  his or her  Certificate  at      her   Certificate  at  the  end  of  the
                               the     end     of     the     applicable      applicable
                               period:                                        period:
                               -------------------------------------------    -----------------------------------------------
                                  1          3          5         10             1         3          5         10
                                                                    -
          Portfolio              Year      Year       Year       Year           Year      Year      Year       Year
          ---------              ----      ----       ----       ----         - ----    - ----      ----       ----


Income Fund                     $65.63    $99.85     $127.92    $237.72        $20.78    $64.21    $110.23    $237.72
Premier Growth Equity
  Fund                          $60.06    $82.91     $99.36     $178.83        $15.24    $47.35    $81.74     $178.83
International Equity Fund       $73.18    $122.48    $165.58    $312.62        $28.29    $86.75    $147.81    $312.62
Money Market Fund               $62.91    $91.56     $114.00    $209.24        $18.07    $55.96    $96.34     $209.24


   Surrender includes annuitization over a period of less than 5 years.



For purposes of presenting the foregoing Example, GNA has made certain assumptions mandated by the Securities and Exchange Commission (the "Commission"). GNA has assumed that there are no exchanges or other transactions and that the "Other Expenses" line item under "Portfolio Annual Expenses" will remain the same. Such assumptions, which are mandated by the Commission in an attempt to provide prospective investors with standardized data with which to compare various annuity contracts, do not take into account certain features of the Contract and prospective changes in the size of the Portfolio which may operate to change the expenses borne by Participants. Consequently, the amounts listed in the Example above should not be considered a representation of past or future expenses, and actual expenses borne by Participants may be greater or lesser than those shown.

In addition, for purposes of calculating the values in the above Example, GNA has translated the $40 certificate maintenance charge listed under "Annual Contract Fee" to a 0.058% annual asset charge based on an average Certificate Value of $44,740 with the additional assumption that the charge is waived on 35% of all Certificates due to the waiver in place for Certificates with a Certificate Value of $40,000 or greater. This estimate is based on sales information from annuities issued under this prospectus.

ACCUMULATION UNIT VALUES

The Accumulation Unit Values and the number of Accumulation Units outstanding for each Variable Sub-account for the periods shown are as follows:



Sub-accounts:                                                      Sub-accounts:
Income                                 1997                        International Equity               1997
------                                 ----                        --------------------               ----

o December 12 Unit Value..        $10.00                          o December 12 Unit Value..         $10.00
o December 31 Unit Value....      $ 9.98                          o December 31 Unit Value....       $10.20
o December 31, Units...........  508,249                          o December 31, Units...........   206,295
Premier Growth Equity                                               Money Market
o December 12 Unit Value..        $10.00                          o December 12 Unit Value..         $10.00
o December 31 Unit Value....      $10.33                          o December 31 Unit Value....       $10.02
o December 31, Units...........  943,827                          o December 31, Units...........   128,751


  Each of the above-referenced Sub-accounts became available under the Contracts on December 12, 1997, pursuant to the order of substitution issued by the Securities and Exchange Commission described above. The number of units and unit values for the Sub-accounts available prior to December 12, 1997, were as follows:


GNA Growth                               1997                  1996               1995
o  January 1 Unit Value........      $15.237             $13.154             $10.001*
o  December 31 Unit Value......      $19.382             $15.237             $13.154
o  December 31, Units..........      487,595.202632**    501,296.749795     221,675.041558

GNA Government
o  January 1 Unit Value........      $11.661             $11.441             $ 9.996*
o  December 31 Unit Value......      $12.454**           $11.661             $11.441
o  December 31, Units..........      158,279.329415**    177,813.422659      120,988.166975

GNA Adjustable Rate
o  January 1 Unit Value........      $11.447             $10.998             $10.001*
o  December 31 Unit Value......      $11.915**           $11.447             $10.998
o  December 31, Units..........      39,783.063285**     43,229.833640       7,535.253952

GNA International Equity
o  January 1 Unit Value........      $13.292             $11.614             $10.001*
o  December 31 Unit Value......      $13.683**           $13.292             $11.614
o  December 31, Units..........      151,818.927334**    149,104.691691      88,199.568780

GE Money Market
o  January 1 Unit Value........      $10.786             $10.429             $10.001*
o  December 31 Unit Value......      $11.155**           $10.786             $10.429
o  December 31, Units..........      115,465.830459**    147,357.482064      237,634.647996

*   As of commencement on January 3, 1995.
**  As of December 12, the date of the substitution described above.



The above summary is qualified in its entirety by the detailed information appearing elsewhere in this Prospectus and Statement of Additional Information and the accompanying Prospectuses and Statements of Additional Information for the Funds, to which reference should be made. This Prospectus generally describes only the variable aspects of the Contract, except where fixed aspects are specifically mentioned.

GENERAL INFORMATION

Great Northern Insured Annuity Corporation


GNA is a stock life insurance company organized under the laws of the State of Washington in 1980. It is a wholly owned subsidiary of General Electric Capital Assurance Company ("GE Capital Assurance"), which is indirectly a wholly owned subsidiary of General Electric Capital Corporation ("GE Capital"). GNA's principal office is located at 6604 West Broad Street Richmond, Virignia 23230. GE Capital, a New York corporation, is a diversified financial services company whose subsidiaries consist of specialty insurance, equipment management and consumer and commercial financing businesses. GE Capital's parent, General Electric Company, founded more than 100 years ago by Thomas Edison, is the world's largest manufacturer of jet engines, engineering plastics, medical diagnostic equipment and large-size electric power generation equipment.

GNA Variable Investment Account

The Company established the Separate Account in 1981 as a Separate Account under Washington law. The income, gains and losses, whether or not realized, from assets of the Separate Account are, in accordance with the Contracts, credited to or charged against the Separate Account without regard to other income, gains or losses of the Company. Nevertheless, all obligations arising under the Contracts are general corporate obligations of the Company. Assets of the Separate Account may not be charged with liabilities arising out of any other business of the Company.

The Separate Account is registered with the Commission under the Investment Company Act of 1940 ("1940 Act") as a unit investment trust. A unit investment trust is a type of investment company which invests its assets in specified securities, such as the shares of one or more investment companies. Registration under the 1940 Act does not involve supervision by the Commission of the management or investment policies or practices of the Separate Account.


There are currently four Variable Sub-accounts within the Separate Account available under the Contracts: the Income Sub-account, the Premier Growth Equity Sub-account, the International Equity Sub-account, and the Money Market Sub-account. The Company reserves the right to add other Sub-accounts, make available other Separate Accounts established by GNA or an affiliated company, eliminate existing Sub-accounts, combine Sub-accounts with other Sub-accounts or other Separate Accounts or transfer assets in one Sub-account to another Sub-account or to another Separate Account established by the Company or an affiliated company. The Company will not eliminate existing Sub-accounts or combine Sub-accounts without the prior approval of the appropriate state or federal regulatory authorities. The Company reserves the right to deregister the Separate Account under the 1940 Act, make any change required by the 1940 Act or operate the Separate Account as a management investment company under the 1940 Act.


The Funds


The assets of each Variable Sub-account of the Separate Account are invested in shares of a corresponding Portfolio: the Income Fund, the Premier Growth Equity Fund, the International Equity Fund, and the Money Market Fund of the GE Investments Fund, Inc. GE Investments Fund, Inc. is registered under the 1940 Act as an open-end management investment company. Each of the Portfolios is diversified for purposes of the 1940 Act.

The investment adviser of GE Investment Funds, Inc. is GE Investment Management Incorporated, a wholly-owned subsidiary of General Electric Company.

The following is a brief description of each Portfolio:

The Income Fund. The investment objective of the Income Fund is to provide maximum income consistent with prudent investment management and preservation of capital. It seeks to achieve this objective by investing primarily in income-bearing debt securities and other income-bearing instruments.

The Premier Growth Equity Fund. The investment objective of the Premier Growth Equity Fund is to provide long-term growth of capital as well as future (rather than current) income. It seeks to achieve this objective by investing primarily in growth-oriented equity securities.

The International Equity Fund. The investment objective of the International Equity Fund is to provide long-term growth of capital. It seeks to achieve this objective by investing primarily in foreign equity and equity-related securities.

The Money Market Fund. The investment objective of the Money Market Fund is to provide the highest level of current income as is consistent with liquidity and safety of principal. It seeks to achieve this objective by investing in various types of good quality money market securities.


If shares of a Portfolio are no longer available for investment or in GNA's judgment investment in a Portfolio becomes inappropriate to the purposes of the Contract, GNA may eliminate the shares of the Portfolio and substitute shares of another portfolio or another open-end registered investment company. Substitution may be made with respect to both existing investments and the investment of future purchase payments. However, no such substitution will be made without Notice to the Contract holder and prior approval of the Commission to the extent required by the 1940 Act.

GNA will vote shares of the Portfolios held in the Separate Account at meetings of shareholders of the Portfolio in accordance with voting instructions received from the persons having the voting interest under the Certificates. The number of Portfolio shares for which voting instructions may be given will be determined by GNA in the manner described below, not more than 90 days prior to the meeting of the Portfolio. Fund proxy material will be distributed to each person having the voting interest under the Certificate together with appropriate forms for giving voting instructions. Portfolio shares held in the Separate Account that are attributable to Contracts and as to which no timely instructions are received will be voted by GNA in proportion to the instructions received. Portfolio shares that are not attributable to Contracts will be voted by GNA in its discretion.

Prior to the Annuity Date, the person having the voting interest under a Certificate is the Participant and the number of votes as to each Portfolio for which voting instructions may be given is determined by dividing the Certificate's Accumulation Value for the Variable Sub-account in which such Portfolio shares are held by the net asset value per share of that Portfolio. After the Annuity Date, the person having the voting interest under a Certificate is the Annuitant and the number of votes as to each Portfolio for which voting instructions may be given is determined by dividing the reserve for the Annuity Payment Option allocated to the Variable Sub-account in which such Portfolio shares are held by the net asset value per share of that Portfolio. Generally, the number of votes tends to decrease as annuity payments progress since the amount of reserves attributable to an Annuity Payment Option under a Certificate will usually decrease after the commencement of annuity payments. GNA reserves the right to make any changes in the voting rights described above that may be permitted by the federal securities laws or regulations or interpretations of these laws or regulations.


A full description of the Portfolios, including the investment objectives, policies and restrictions of the Portfolios, is contained in the Prospectus for the Fund which accompanies this Prospectus and should be read by a prospective purchaser before investing.

DESCRIPTION OF THE CONTRACT

The Contract is a group allocated contract pursuant to which specific accounts are maintained for each Participant. The Contract may have been issued to a broker-dealer or other financial institution for a group consisting of clients of the broker-dealer or financial institution. The Contract may also have been issued to any other organized group acceptable to us, including a trust established for account holders of a broker-dealer or other financial institution. The Company has ceased offering the Contract for sale, and it will no longer accept new Participants under the outstanding group Contracts. Current Participants may continue to make purchase payments subject to the limitations described in this Prospectus.



The Contract may have been issued in connection with either Nonqualified Plans or certain Qualified Plans. Qualified Plans include individual retirement accounts and annuities, pension and profit-sharing plans for corporations and sole proprietorships/partnerships ("H.R. 10" and "Keogh" plans), Tax-Sheltered annuities, and deferred compensation plans of state and local governments and tax-exempt organizations.



An eligible member of a group to which a Contract has been issued, may have become a Participant by completing an application and forwarding payment of a purchase payment to us. The application is subject to GNA's acceptance. GNA reserves the right to accept or reject any Contract or Certificate application in its sole discretion. The rights and benefits of a Participant under a Contract are summarized in a Certificate issued to the Participant. Provisions of the Contract are controlling. All such rights and benefits may be exercised without the consent of the Contract holder. However, provisions of any plan in connection with which a Contract has been issued may restrict a person's eligibility to participate under the Contract, the minimum or maximum amount of the purchase payment, and the Participant's ability to exercise the rights and/or receive the benefits provided under the Contract. GNA reserves the right to terminate a Contract as to eligible members of the group not accepted as Participants at the time of termination.


ACCUMULATION PROVISIONS

Purchase Payments

Purchase payments are paid to GNA at its Variable Annuity Service Center at the address set forth on the application contained in this Prospectus. The minimum initial purchase payment is $2000. Subsequent purchase payments may be made at any time in amounts of at least $500, except that any portion of a purchase payment to be allocated to a Fixed Guarantee Period must be $2000. GNA may arrange by separate agreement for purchase payments as small as $100 to be automatically withdrawn from a Participant's bank account on a periodic basis.


Purchase payments are allocated among the Variable Sub-accounts and the Fixed Guarantee Periods of the Fixed MGA Account in accordance with the percentages designated by the Participant in the application. The Participant may change the allocation of subsequent purchase payments at any time upon written Notice to the Company or by telephone in accordance with the Company's telephone transfer procedures. No more than four Variable Sub-accounts and ten Fixed Guarantee Periods may be selected for allocation at any one time. The minimum allocation to a Fixed Guarantee Period is $2000. Any allocation to a Fixed Guarantee Period which would result in a total Fixed MGA Account Value exceeding $500,000 requires GNA's prior approval.



Variable Accumulation

Accumulation Units. GNA will determine the Accumulation Value for each Variable Sub-account to which the Participant allocates purchase payments. Purchase payments and transfers to a Variable Sub-account are credited to the Participant's Certificate in the form of Accumulation Units.

The number of Accumulation Units to be credited with respect to each Variable Sub-account to which a purchase payment is allocated is determined by dividing the net purchase payment allocated to that Variable Sub-account by the value of the Accumulation Unit for that Variable Sub-account for the Valuation Period during which the purchase payment is received at the Company's Variable Annuity Service Center complete with all necessary information or, in the case of the first purchase payment, pursuant to the procedures described below. The number of Accumulation Units to be credited with respect to a Variable Sub-account to which a transfer is made is determined by dividing the amount transferred to that Variable Sub-account by the value of the Accumulation Unit for that Variable Sub-account for the Valuation Period during which the amount is transferred.

Initial purchase payments received by mail will usually be credited in the Valuation Period during which the payment was received at GNA's Variable Annuity Service Center, and in any event not later than two business days after receipt of a properly completed application and all information necessary for processing of the application. The applicant will be informed of any deficiencies in an application if it cannot be processed and the purchase payment credited within two business days after receipt. If the deficiencies are not remedied within five business days, the purchase payment will be returned promptly to the applicant, unless the applicant specifically consents to GNA's retaining the purchase payment until all necessary information is received. Initial purchase payments received by wire transfer from broker-dealers will be credited in the Valuation Period during which received where such broker-dealers have made special arrangements with GNA for the collection and forwarding of applications.

Value of Accumulation Units. The value of Accumulation Units for each Variable Sub-account will vary from one Valuation Period to the next depending upon the investment results of the Variable Sub-account. The value of an Accumulation Unit for each Variable Sub-account was arbitrarily set at $10 for the first Valuation Period under Certificates issued by GNA. The value of an Accumulation Unit for any subsequent Valuation Period is determined by multiplying the value of an Accumulation Unit for the immediately preceding Valuation Period by the net investment factor for such Variable Sub-account (described below) for the Valuation Period for which the value is being determined.

Net Investment Factor. The net investment factor is an index used to measure the investment performance of a Variable Sub-account from one Valuation Period to the next. The net investment factor for each Variable Sub-account for any Valuation Period is determined by dividing (a) by (b) and subtracting (c) from the result:

Where (a) is:

   (1) the net asset value per share of a Portfolio share held in the Variable Sub-account determined at the end of the current Valuation Period, plus

   (2) the per share amount of any dividend or capital gain distributions made by the Portfolio on shares held in the Variable Sub-account if the "ex-dividend" date occurs during the current Valuation Period.

Where (b) is:

   the net asset value per share of a Portfolio share held in the Variable Sub-account determined as of the end of the immediately preceding Valuation Period.

Where (c) is:

   a factor representing the charges deducted from the Variable Sub-account for administration and mortality and expense risks. Such factor is equal on an annual basis to 1.40%: (0.15% for administration and 1.25% for mortality and expense risks).

The net investment factor may be greater or less than or equal to one; therefore, the value of an Accumulation Unit may increase, decrease or remain the same.

GNA reserves the right to adjust the foregoing formula to make provision for any change in tax law that requires it to pay tax on capital gains in the Separate Account or any charge that may be assessed against the Separate Account for assessments of federal premium taxes or federal, state or local excise, profits or income taxes measured by or attributable to its receipt of purchase payments.

Fixed Accumulation

Fixed Guarantee Periods. There are ten fixed investment options under the Contract. Each Fixed Guarantee Period provides for the accumulation of value at a fixed rate of interest for a Guarantee Period ranging from one to ten years. The Participant selects the Guarantee Period for each purchase payment or portion thereof allocated to the Fixed MGA Account. Not more than ten Fixed Guarantee Periods may be selected for allocation at any one time. Generally, the longer the Guarantee Period, the higher the interest rate will be, but this will not always be the case.

A new Fixed Guarantee Period is established on each date that purchase payments are allocated or values transferred to the Fixed MGA Account. Once a Certificate Year, the Participant may transfer amounts from a Fixed Guarantee Period subject to certain restrictions described below and a market value adjustment, if applicable. In addition, the value of a Fixed Guarantee Period may be withdrawn, subject to certain restrictions described below and any applicable market value adjustment, withdrawal charge or certificate maintenance charge. Withdrawals may be subject to a 10% penalty tax under the Code.

The fixed portion of a Participant's Certificate Value, sometimes referred to as the Fixed MGA Account Value, is the sum of the values of each Fixed Guarantee Period under the Certificate. The value of each Fixed Guarantee Period is equal to the amount allocated or transferred to that Fixed Guarantee Period, plus credited interest, less any taxes previously deducted, less the amount of any certificate maintenance charge previously deducted, less any amounts previously transferred or withdrawn from the Fixed Guarantee Period (including any transfer or withdrawal charges arising from any previous transfer or withdrawal) and plus or minus any market value adjustment arising from any previous transfer or withdrawal.


A guaranteed interest rate is quoted for each Fixed Guarantee Period. Unless GNA states otherwise, the guaranteed rate will be credited to the Fixed Guarantee Period daily using a 365-day year. (No interest will be credited for February 29.) GNA's determination of the guaranteed interest rates for the different Guarantee Periods will be influenced by, but not necessarily correspond to, interest rates available on fixed income investments which it may acquire with the purchase payments it receives under the Contracts. See "Investments Supporting the Fixed Guarantee Periods". GNA will also consider other factors in determining the guaranteed rates, including regulatory and tax requirements, sales commissions and administrative expenses, general economic trends and competitive factors. GNA management will make the final determination of the guaranteed rates it declares. GNA cannot predict or guarantee the level of future guaranteed rates.


At the end of a Guarantee Period, the Participant may select a new Fixed Guarantee Period for the reinvestment of account values or may transfer such values to a Variable Sub-account. Any such reinvestment or transfer will not be treated as a transfer for purposes of the limits on the number of transfers that are allowed. The minimum amount necessary to start a new Fixed Guarantee Period is $2000.

GNA will notify the Participant of his or her right to make the selection at least forty-five days prior to the end of the Guarantee Period. Interest rates for reinvestments are guaranteed to be the same as the guaranteed interest rates then being offered for new Certificates, but there is no guaranteed minimum interest rate. If no Notice is received prior to the end of the Guarantee Period, the Fixed Guarantee Period Value will be transferred to the Money Market Sub-account. A Participant may leave Notice on file giving instructions for the reinvestment of all Fixed Guarantee Periods. If Notice is given to start a new Guarantee Period with less than $2000, the amount will be reinvested in the Money Market Sub-account.

Transfers Among Investment Options

Prior to the Annuity Date a Participant may transfer amounts among the available investment options subject to the following. The minimum amount which can be transferred from a Variable Sub-account or Fixed Guarantee Period is $1000 or the entire value of the Participant's interest in that Variable Sub-account or Fixed Guarantee Period if such interest is less than $1500. If after the transfer the amount remaining in the Variable Sub-account or Fixed Guarantee Period is less than $500, GNA will transfer the entire amount instead of the requested amount. Any transfer from a Fixed Guarantee Period prior to the end of its Guarantee Period may be subject to a market value adjustment. (See "Market Value Adjustment" below.)

If a Participant makes more than six transfers in a Certificate Year from or between Variable Sub-accounts, each additional transfer may be subject to a $25 charge to cover the administrative costs associated with the transfer. A transfer from or between Fixed Guarantee Periods may be made only once in a Certificate Year. If GNA should permit more than one such transfer, it reserves the right to assess the $25 charge for that transfer. The transfer charge will be deducted from the amount transferred if the entire amount of the Participant's interest in the Variable Sub-account or Fixed Guarantee Period is being transferred. Otherwise the charge will be deducted from the Variable Sub-account or Fixed Guarantee Period from which the transfer is made. If a transfer is made from more than one Variable Sub-account or Fixed Guarantee Period, the transfer charge will be allocated among such Variable Sub-accounts or Fixed Guarantee Periods in the same proportion as the allocation of the total amount to be transferred, except that any transfer from Fixed Guarantee Periods of the same duration shall be considered together for transfer purposes, and amounts shall be transferred on a first-in, first-out basis.

Any transfer to a Fixed Guarantee Period initiates a new Fixed Guarantee Period. A transfer that would result in there being more than ten Fixed Guarantee Periods or eight Variable Sub-accounts will not be allowed. Any transfer that would result in a total of more than $500,000 in all Fixed Guarantee Periods requires the prior approval of GNA. GNA reserves the right to at any time and without prior Notice to terminate, suspend or modify the transfer privilege. GNA may also delay transfers from any Variable Sub-account in the circumstances described below for the postponement of payment of withdrawals.

Special Transfer Services

Dollar Cost Averaging

GNA administers a Dollar Cost Averaging ("DCA") program which enables a Participant to pre-authorize a periodic exercise of certain of the transfer rights described above. Participants entering into a DCA agreement instruct GNA to transfer monthly or quarterly a predetermined dollar amount from any one Variable Sub-account to any other Variable Sub-accounts (not to exceed five) until the amount in the Variable Sub-account is exhausted or the Participant cancels the program. The DCA program is generally suitable for Participants making a substantial purchase payment to the Contract and who desire to control the risk of investing at the top of a market cycle. The DCA program allows such investments to be made in equal installments over time in an effort to reduce such risk. The minimum amount that may be transferred is $1000 per transfer. To initiate the program the Certificate Value based on the Variable Sub-account from which the transfers are to be made must be sufficient to provide for transfer payments for at least one year. Transfers pursuant to the program will not be counted against the six free transfers allowed each Certificate Year. Information concerning the program and its restrictions may be obtained from GNA's Variable Annuity Service Center.

Automatic Asset Allocation

GNA provides an Automatic Asset Allocation service pursuant to which a Participant specifies the portion of his or her total Sub-account Values to be allocated among various Sub-accounts. Each quarter-year period GNA will send a statement to the Participant indicating the specified allocations, the current allocation of Sub-account Values and any reallocation of the current values to conform them to the specified allocations. If no objection is made to GNA within the prescribed time, GNA will reallocate current Sub-account Values so that they will conform to the allocations previously specified by the Participant. The Dollar Cost Averaging program and Systematic Withdrawal Plan will not be available to Participants in the Automatic Asset Allocation service.

Withdrawals

Prior to the earlier of the Annuity Date or the death of any person whose death causes payment of the death benefit, the Participant may withdraw all or a portion of the Withdrawal Value of his or her Certificate upon Notice to GNA's Variable Annuity Service Center. The Certificate's Withdrawal Value is the Certificate Value less any withdrawal charge, plus or minus the market value adjustment for amounts withdrawn from Fixed Guarantee Periods, less any applicable taxes and less the certificate maintenance charge if a full withdrawal is made on a date other than December 31. Withdrawals may have tax consequences, including the possibility of being subject to a penalty tax. For certain Qualified Certificates, exercise of the withdrawal right may require the consent of the Participant's spouse under the Code and regulations promulgated by the Treasury Department. Under Tax-Sheltered Annuities, withdrawals attributable to contributions made pursuant to a salary reduction agreement may be made only after the Participant reaches age 59 1/2 or in other limited circumstances. (See "FEDERAL TAX MATTERS.") For full withdrawals, surrender of the Certificate may be required.

In the case of a total withdrawal, GNA will pay the Withdrawal Value as of the date of receipt of the request at its Variable Annuity Service Center, and the Certificate will be canceled. In the case of a partial withdrawal, GNA will pay the amount requested and withdraw an amount equal to the amount requested plus the withdrawal charge, plus any applicable taxes, plus or minus any market value adjustment. (See "CHARGES AND DEDUCTIONS.")

When making a partial withdrawal, the Participant should specify the Variable Sub-accounts or Fixed Guarantee Periods from which the withdrawal is to be made. The amount requested from a Variable Sub-account or Fixed Guarantee Period may not exceed the value thereof minus any applicable withdrawal charge, minus any applicable taxes, plus or minus any market value adjustment. If the Participant does not specify the Variable Sub-account or Fixed Guarantee Period from which the partial withdrawal is to be taken, the partial withdrawal will be made from each Variable Sub-account and Fixed Guarantee Period in the same proportion that the Accumulation Value for each Variable Sub-account and the value of each Fixed Guarantee Period bear to the Certificate Value, except that Fixed Guarantee Periods of the same duration shall be considered together for withdrawal purposes, and amounts withdrawn shall be taken out on a first-in, first-out basis.

There is no limit on the frequency of partial withdrawals; however, the minimum amount of any withdrawal is $1000. For any partial withdrawal, the remaining Accumulation Value for each Variable Sub-account and the remaining value of each Fixed Guarantee Period must be at least $500, and the remaining Certificate Value must be at least $2000. If after the withdrawal (including the deduction of any withdrawal charge and the application of any market value adjustment) the remaining Accumulation Value for any Variable Sub-account or the remaining value of any Fixed Guarantee Period from which the transfer is to be made is less than $500, GNA will treat the partial withdrawal as a withdrawal of the entire amount of the Participant's interest in the investment option. If a partial withdrawal (including the deduction of any withdrawal charge and the application of any market value adjustment) would reduce the Certificate Value to less than $2000, GNA will treat the partial withdrawal as a request for a total withdrawal of the Withdrawal Value.

The amount of any withdrawal from a Variable Sub-account will be paid promptly and in any event within seven days of receipt of the request in proper form at GNA's Variable Annuity Service Center, except that GNA reserves the right to suspend or postpone payment of the amount for any period when: (1) the New York Stock Exchange is closed (other than customary weekend and holiday closings),
(2) trading on the New York Stock Exchange is restricted, (3) an emergency exists as a result of which disposal of securities held in the Separate Account is not reasonably practicable or it is not reasonably practicable to determine the value of the Separate Account's net assets, or (4) the Commission, by order, so permits for the protection of security holders; provided that applicable rules and regulations of the Commission shall govern as to whether the conditions described in (2) and (3) exist.

The amount of any withdrawal from a Fixed Guarantee Period is subject to GNA's right to suspend or postpone payment of the amount for up to six months from the date it receives Notice at its Variable Annuity Service Center. If payment is deferred pursuant to this right, GNA will pay interest as required by the law of the Participant's state of residence at that time.

Special Withdrawal Services

Systematic Withdrawal Plan

GNA administers a Systematic Withdrawal Plan ("SWP") which enables a Participant to pre-authorize a periodic exercise of the withdrawal rights described above. Participants entering into an SWP agreement may instruct GNA to withdraw a level dollar amount from specified investment options on a monthly or quarterly basis, provided the Certificate Value satisfies certain minimums and the dollar amount of each withdrawal is at least $100. The total of SWP withdrawals in a Certificate Year is limited generally to not more than 10% of the Certificate Value at the beginning of each Certificate Year. If an unscheduled withdrawal is made while participating in an SWP, such withdrawal will not be eligible for the free withdrawal privilege. If the SWP is terminated, it may not be reinstated until the next Certificate Anniversary pursuant to a new application. An SWP is not available if one is participating in the Dollar Cost Averaging program, the Automatic Asset Allocation service or if purchase payments are being automatically deducted from a bank account on a periodic basis. SWP withdrawals will be free of withdrawal charges, but if made from a Fixed Guarantee Period, will be subject to a market value adjustment. SWP withdrawals may also be subject to the 10% federal tax penalty on early withdrawals and to income tax. (See "FEDERAL TAX MATTERS.") Participants interested in an SWP may elect to participate in this program on their application or by separate application. Participants may obtain a separate application and full information concerning the program and its restrictions from their securities dealer or the Variable Annuity Service Center.

Telephone Transactions

Participants are permitted to request transfers and withdrawals by telephone. GNA will not be liable for following instructions communicated by telephone that it reasonably believes to be genuine. To be permitted to request a transfer or withdrawal by telephone, a Participant elects the option by executing an appropriate authorization form provided by GNA upon request. GNA will employ reasonable procedures to confirm that instructions communicated by telephone are genuine and may only be liable for any losses due to unauthorized or fraudulent instructions where it fails to employ its procedures properly. Such procedures include the following. Upon telephoning a request, Participants will be asked to provide their account number, and if not available, their social security number. For the Participant's and GNA's protection, all conversations with Participants will be tape recorded. All telephone transactions will be followed by a confirmation statement of the transaction.

Market Value Adjustment

Whenever a withdrawal is made from a Fixed Guarantee Period, or an amount is taken from a Fixed Guarantee Period to be applied to effect an annuity, prior to the end of the Guarantee Period, a market value adjustment will be made based on the amount withdrawn. (See "Death Benefit" below.)

Because of the market value adjustment provision of the Contract, you bear the investment risk that the guaranteed interest rates GNA offers at the time you make a withdrawal or start receiving annuity payments may be higher than the guaranteed interest rate of the Fixed Guarantee Period from which the amount withdrawn or annuitized is taken with the result that the amount available for you to receive or to have applied to an annuity may be substantially reduced.

The market value adjustment GNA makes will depend on the remaining time in the Guarantee Period of the Fixed Guarantee Period from which the amount is to be taken and on the change in the guaranteed interest rates offered by us that has occurred since establishment of the Fixed Guarantee Period. The market value adjustment may be either positive or negative, depending on the relationship of
(1) the current guaranteed interest rate for a period equal to the time remaining in the Fixed Guarantee Period, which rate is interpolated (on a straight line basis) from the rates currently offered by GNA for Fixed Guarantee Periods with Guarantee Periods closest to such period, to (2) the guaranteed interest rate for the Fixed Guarantee Period. If the current guaranteed interest rate of (1) above is lower than the guaranteed rate of (2), there will be a positive market value adjustment; if (1) is higher than (2), there will be a negative market value adjustment. If the adjustment is positive, the additional amount will be provided by us. If negative, the amount deducted will be retained by us for GNA's own benefit.

The amount of the market value adjustment is based on the relationship of the guaranteed interest rates currently offered by us to the guaranteed interest rate credited to the affected Fixed Guarantee Period. If the remaining period of time in the Fixed Guarantee Period is a whole number of years, GNA uses the guaranteed interest rate currently offered by us for a Fixed Guarantee Period equal to the number of remaining years. If the remaining period of time in the Fixed Guarantee Period is not a whole number of years, GNA derives an interest rate from the guaranteed interest rates currently offered for the Fixed Guarantee Periods nearest the remaining period of time. This derivation is by straight-line interpolation, except where the remaining period of time is less than one year in which case GNA uses the current guaranteed rate for a Guarantee Period of one year. If, for example, the remaining period is 5.20 years, the interpolated guaranteed interest rate GNA will use is equal to the sum of four-fifths of the five year rate and one-fifth of the six year rate. If the five year rate were 5.25% and the six year rate were 5.50%, the interpolated rate would be 5.30%, 5.25% times .80 plus 5.50% times .20.

The amount of the market value adjustment is determined from the following formula:


                                       [(      1+B     )    n/365        ]
                              A   X            1+C                  -1



where "A" is the total amount withdrawn from the Fixed Guarantee Period, "B" is the guaranteed interest rate (expressed as a decimal) for the Fixed Guarantee Period, "C" is the guaranteed interest rate that GNA is now offering for a Guarantee Period of a duration of years equal to "n"/365 or that is interpolated for "n"/365 based on the guaranteed interest rates GNA is now offering for Guarantee Periods nearest "n"/365, and "n" is the remaining number of days in the Guarantee Period of the Fixed Guarantee Period from which the amount withdrawn or annuitized is taken.

For example, assume that a full withdrawal of the Variable Value of $10,000 is made from a Fixed Guarantee Period with 1,898 days (5.20 years) remaining in an initial Guarantee Period of ten years and a guaranteed interest rate of 5%. Assume also that the guaranteed interest rates currently offered for Guarantee Periods of 5 and 6 years are 5.25% and 5.50%, respectively. "C" is equal to 5.30%, the sum of 5.25% times .80 and 5.50% times .20. The market value adjustment is:


                       [(      1.050    )                  ]
      $10,000     X            -----          5.20              =  $ -147.26
                               1.053                 -1




Since this figure is a negative number and the withdrawal is a full withdrawal, it is subtracted from the amount withdrawn, resulting in a net payment (assuming no withdrawal charge) of $9,852.74 ($10,000--$147.26). If "C" had been 4.70%, instead of 5.30%, the market value adjustment would have been +$149.90, which would have been added to the amount withdrawn, resulting in a net payment of $10,149.90.

The greater the difference in interest rates, the greater the effect of the market value adjustment. If in the above example "C" had been 6%, 7% and 8%, the market value adjustment would have been -$480.94, -$934.56 and -$1,362.64, respectively. The market value adjustment is also affected by the remaining period in the Fixed Guarantee Period from which the withdrawal is made, which is "n" in the formula. Thus, if in the first example above (C = 5.30%) "n"/365 were
3.2 or 1.2, the market value adjustment would be -$90.88 or -$34.18, respectively. Tables showing the impact of the market value adjustment and withdrawal charge on hypothetical full withdrawals are set forth in Appendix B.

Death Benefit

If the Participant or a non-spouse Joint Participant dies prior to the Annuity Date, GNA will pay to the Beneficiary the greater of the Certificate Value or the minimum death benefit as of the Valuation Period in which both due proof of death and a payment election are received by GNA. The minimum death benefit on the effective date of the Certificate is equal to the initial purchase payment. For each subsequent purchase payment the minimum death benefit is increased by the amount of the payment, and for each withdrawal the minimum death benefit is decreased by the amount (net of withdrawal charges) of the withdrawal. On each "Reset Date," if the then Certificate Value is greater than the minimum death benefit, the minimum death benefit is reset to equal the then Certificate Value. Reset Dates are the fifth Certificate Anniversary and each Certificate Anniversary which is a five-year interval from the fifth Certificate Anniversary.

If the Participant is not an individual, the death benefit described above will be paid to the Beneficiary if the Annuitant (or the first to die if joint Annuitants) dies prior to the Annuity Date. If the Participant is an individual but is not the Annuitant, the Participant must select a new Annuitant, and if no Annuitant is selected within 30 days of the death of the Annuitant, the Participant will become the Annuitant. No death benefit is payable on the death of a spouse Joint Participant.

Payment will be made in a lump sum unless an Annuity Payment Option is chosen. An Annuity Payment Option election must be chosen within 60 days of the date of death. For tax consequences of a lump sum payment, see "FEDERAL TAX MATTERS--Federal Tax Considerations." The Beneficiary must receive the death benefit within five years of the date of death. If an Annuity Payment Option is chosen, annuity payments must begin within one year of the date of death, or such later date as the law may allow, and the option must limit payments to a period not exceeding the Beneficiary's lifetime or life expectancy. If the Beneficiary is the surviving spouse of the deceased Participant or of the deceased Annuitant if the Participant is not a person, such Beneficiary may choose to continue the Certificate in force, in which event no death benefit will be paid. A spouse Joint Participant and the surviving spouse where the Annuitant and joint Annuitant are spouses and the Participant is not a person are automatically deemed to be the Beneficiary regardless of any Beneficiary designation.

Death benefits will be paid within seven days of receipt of due proof of death and payment election at GNA's Variable Annuity Service Center, subject to postponement under the same circumstances that payment of withdrawals may be postponed. (See "Withdrawals" above.)

If GNA has not received the Beneficiary's election, it may pay the death benefit in a single sum six (6) months after the date GNA receives due proof of death. Prior to his or her death, a Participant may make elections regarding payment options for the Beneficiary which will be binding upon the Beneficiary.

If the Annuitant dies after the Annuity Date, any guaranteed amounts remaining unpaid will be paid to the Beneficiary under the same method of distribution in force at the date of death. If no Beneficiary survives the Annuitant, payment will be made to the Participant. For additional provisions affecting payment of the death benefit, see "Beneficiary" under "Other Contract Provisions".


ANNUITY PROVISIONS

General

Annuity payments will commence on the Annuity Date and will be paid to the Annuitant unless the Participant asks that the payment be made to another payee and GNA agrees. The Participant is the Annuitant unless another person designated as Annuitant is living. A Participant who is not a person must name a living person as Annuitant.

Any applicable premium taxes, if not previously paid, will be paid at the Annuity Date. Premium taxes imposed by states and local jurisdictions currently range from 0% to 3.5% depending on the tax treatment of the Certificate.

Annuity Date. The Participant may select the Annuity Date and an Annuity Payment Option. If he or she does not do so, the Annuity Date will be the first or fifteenth day of the calendar month immediately following the later of (i) the Certificate Anniversary immediately after the Annuitant's 85th birthday or (ii) ten years after the effective date of the Certificate, and the Annuity Payment Option will be a life annuity with a 10-year guarantee. (For Qualified Contracts, the Annuity Date selected must be no later than April 1 of the first calendar year following the later of (i) the calendar year in which the Annuitant attains age 70 1/2 or (ii) the calendar year in which the Annuitant retires.)

The Participant may change the Annuity Date or the Annuity Payment Option on written Notice received at GNA's Variable Annuity Service Center at least 30 days prior to the current Annuity Date.

Annuity Options

Annuity benefits are available under the Contract on a fixed basis. Any one of the following Annuity Payment Options may be selected. GNA may make other Annuity Payment Options, including variable Annuity Payment Options, available from time to time. Treasury regulations may preclude the availability of certain Annuity Payment Options in connection with certain Qualified Contracts.

Payments for a Fixed Period: Payments will be made for the period chosen. The period must be at least 10 years.

*Life Annuity: Payments will be made during the life of the Annuitant. Payments will cease with the last payment due prior to the Annuitant's death.

Life Annuity With Payments for a Certain Period: Payments will be made for the guaranteed period chosen (5, 10, 15 or 20 years) and as long thereafter as the Annuitant lives.

*Joint and Survivor Life Annuity: Payments will be made during the lifetimes of the Annuitant and a designated second person. Payments will continue as long as either is living.

*THESE OPTIONS ARE LIFE ANNUITIES UNDER WHICH IT IS POSSIBLE FOR YOU TO RECEIVE ONLY ONE ANNUITY PAYMENT IF THE ANNUITANT (OR THE ANNUITANT AND A DESIGNATED SECOND PERSON) DIES AFTER THE FIRST PAYMENT, OR TO RECEIVE ONLY TWO ANNUITY PAYMENTS IF THE ANNUITANT (OR THE ANNUITANT AND A DESIGNATED SECOND PERSON) DIES AFTER THE SECOND PAYMENT, AND SO ON.

Amount of Fixed Annuity Payments

Determining Amount of Fixed Annuity Payments. The amount of Fixed Annuity payments is determined by applying the Adjusted Certificate Value to the Fixed Annuity payment tables contained in the Contract. The Adjusted Certificate Value is the Certificate Value immediately preceding the Annuity Date, plus or minus the market value adjustment applicable to Fixed Guarantee Periods which are not at the end of their Guarantee Periods, less any applicable taxes and less any pro-rata share of the certificate maintenance charge if the Annuity Date is not December 31. The amount of each Fixed Annuity payment will remain constant.


Minimum Annuity Payments. Annuity payments will be made monthly unless you choose less frequent payments. But if any payment would be less than $100 GNA may change the frequency so payments are at least $100 each. If the Certificate Value to be applied at the Annuity Date is less than $2,500, GNA may elect to pay that amount in a lump sum. For tax consequences of a lump sum payment, see "Annuity Payments" under "Federal Tax Considerations".


Annuity Tables. GNA's Fixed Annuity payment tables show the minimum guaranteed amount of each monthly payment for each $1,000 according to the age and sex of the Annuitant at the Annuity Date. The tables are based on the 1983 Table "a" for Individual Annuity Valuation with interest at 3%, except for Certificates issued in certain states or in connection with certain employer-sponsored plans where sex-based tables may not be used. If GNA is offering better payment rates for similar annuities at the Annuity Date, such rates will be substituted for the rates in the Fixed Annuity payment table.

Amount of Variable Annuity Payments

If GNA should agree to make annuity payments available on a variable basis, the following shall apply:

Determination of Amount of the First Variable Annuity Payment. The first variable annuity payment is determined by applying that portion of the Adjusted Certificate Value used to purchase a variable annuity to the variable annuity payment tables contained in the Contract. The tables are based on the 1983-a Individual Annuity Valuation and reflect an assumed interest rate of 4% per year.

Annuity Units and the Determination of Subsequent Variable Annuity Payments. Variable annuity payments subsequent to the first will be based on the investment performance of the Variable Sub-accounts selected. The amount of such subsequent payments is determined by dividing the amount of the first annuity payment from each Variable Sub-account by the then current annuity unit value for such Variable Sub-account to establish the number of annuity units which will thereafter be used to determine payments. This number of annuity units for each Variable Sub-account is then multiplied by the annuity unit value for that Sub-account, and the resulting amounts for each Variable Sub-account are then totaled to arrive at the amount of the payment to be made. The number of annuity units remains constant during the annuity payment period, but the dollar amount of the payments will vary.

The value of an annuity unit for each Variable Sub-account for any Valuation Period is determined by multiplying the annuity unit value for the immediately preceding Valuation Period by the net investment factor for that Variable Sub-account for the Valuation Period for which the annuity unit value is being calculated and by a factor to neutralize the assumed interest rate.

A 4% assumed interest rate is built into the annuity tables used to determine the first variable annuity payment. A higher assumption would mean a larger first annuity payment, but more slowly rising subsequent payments when actual investment performance exceeds the assumed rate, and more rapidly falling subsequent payments when actual investment performance is less than the assumed rate. A lower assumption would have the opposite effect. If the actual net investment performance is 4% annually, annuity payments will be level.

Transfers After Annuity Date. After the Annuity Date, the Annuitant, or such other person that has been designated as payee with the agreement of GNA, may transfer all or part of the investment upon which variable annuity payments are based from one Variable Sub-account to another. All such transfers will be subject to the restrictions described above for transfers during the period prior to the Annuity Date. No transfers are allowed from amounts supporting Fixed Annuity Payment Options. The result of a transfer between Variable Sub-accounts will be such that the dollar amount of a variable annuity payment made on the date of the transfer will be unaffected by the fact of the transfer. No transfers are allowed to or from amounts supporting Fixed Annuity Payment Options.

Death Benefit on or After Annuity Date

If annuity payments have been selected based on an Annuity Payment Option providing for payments for a guaranteed period, and the Annuitant dies on or after the Annuity Date, GNA will make the remaining guaranteed payments to the Beneficiary. Such payments will be made as rapidly as under the method of distribution being used as of the date of the Annuitant's death. If no Beneficiary is living, GNA will commute any unpaid guaranteed payments to a single sum (on the basis of the interest rate used in determining the payments) and pay that single sum to the estate of the last to die of the Annuitant and the Beneficiary.

OTHER CONTRACT PROVISIONS

Proof of Age, Sex and Survival. GNA may require satisfactory proof of the age, sex or survival of any person on whose continued life any payment under a Certificate depends.

Misstatement of Age or Sex. If the age or sex of an Annuitant or joint Annuitant is misstated, annuity payments will be adjusted to reflect the correct age and sex. GNA will deduct any overpayments it has made as the result of the misstatement from the next payments due, and it will charge interest on the overpayment at the rate of 6% per year. GNA will pay in full with the next payment due any underpayment resulting from the misstatement together with interest on the underpayment at the rate of 6% per year.

Ownership. The Participant is entitled to exercise all rights described in his or her Certificate unless otherwise provided or as may be restricted by the provisions of any plan in connection with which the Contract or Certificate has been issued. The Participant may name a Joint Participant. A Participant and spouse Joint Participant may exercise rights on behalf of the other, except for changes of Participant or Joint Participant. A Participant and non-spouse Joint Participant must exercise rights jointly. A Participant may change the Participant by Notice to the Company. GNA may impose limits on the age of a new Participant. Such change will take effect as of the date the Notice was signed, except that GNA will not be liable for any payments made or actions taken prior to its receipt of the Notice. Special restrictions apply to Qualified Contracts and Certificates.

In the case of Nonqualified Contracts and Certificates, a Participant may make a collateral assignment of his or her rights to a creditor as security for a debt by Notice. The rights of an assignee have priority over the rights of a Beneficiary. GNA assumes no liability for any payments made or actions taken before its receipt of the Notice, nor will it be responsible for the validity or sufficiency of any assignment. There may be significant tax consequences associated with an assignment, and a Participant should consult a competent tax advisor before making any assignment.

In the case of Qualified Contracts and Certificates, the rights of a Participant generally may not be assigned, pledged or transferred, and joint participation in a Certificate is not permitted.

Beneficiary. The Beneficiary is the person or persons named in the Certificate application to whom payment is to be made upon the death of the Participant (or other appropriate individual) or Annuitant. A spouse Joint Participant and the surviving spouse where the Annuitant and joint Annuitant are spouses and the Participant is not a person are automatically deemed to be the Beneficiary regardless of any Beneficiary designation. Unless a Beneficiary has been irrevocably designated, the Beneficiary may be changed by Notice prior to the time a death benefit is payable. A Beneficiary may be named irrevocably, in which case a change in Beneficiary can be made only with the Beneficiary's consent.

The estate or heirs of a Beneficiary who dies prior to the death which causes the payment of a death benefit have no rights to any portion of the death benefit. If no Beneficiary survives a sole Participant, payment will be made to the Participant's estate. If any Beneficiary dies within 15 days after the death which causes the payment of the death benefit and before GNA makes payment, payment will be made as if that Beneficiary had died before the death which causes the payment of the death benefit.

The Participant may designate both primary beneficiaries and contingent beneficiaries. If there is more than one primary Beneficiary entitled to a death benefit, payment will be made to them in equal shares unless otherwise designated. A contingent Beneficiary is entitled to payment only if there are no surviving primary beneficiaries. If there is more than one contingent Beneficiary entitled to a death benefit, payment will be made to them in equal shares unless otherwise designated. If a surviving spouse Joint Participant, as primary Beneficiary, dies prior to receiving the entire death benefit, payment will be made to any then surviving contingent Beneficiary instead of to the spouse Joint Participant's estate, unless the spouse Joint Participant has designated otherwise.

Certain restrictions in the application of the foregoing provisions may apply in the case of Qualified Contracts or Certificates.

Notices and Elections. Unless otherwise agreed to by GNA, all Notices, changes and choices available under a Certificate must be in writing, dated, signed by the proper party, received at GNA's Variable Annuity Service Center and acceptable to it in its sole discretion to be effective. When recorded by GNA, Notices, changes and choices relating to beneficiaries will take effect as of the date signed unless GNA has already acted in reliance on the prior status.

Amendment of Contract and Certificates. At any time GNA may amend the Contract and the Certificates as required to conform to any applicable law, regulation or ruling issued by a government agency.

Free Look Right. A Participant may cancel his or her Certificate within the time period set forth on the Certificate Schedule following his or her receipt of the Certificate by delivering or mailing it to GNA at its Variable Annuity Service Center or to the agent through whom it was purchased. GNA will refund the Certificate Value computed at the end of the Valuation Period during which the Certificate was received by GNA, and the Certificate will be void as if it had never been in force. In states where required, GNA will refund the purchase payment rather than the Certificate Value. GNA reserves the right to allocate all purchase payments allocated to a Variable Sub-account to the Money Market Sub-account until the expiration of 7 days from the end of the free look period. If GNA so allocates payments, it will refund the greater of purchase payments or the Certificate Value. No transfers or partial withdrawals may be made during the free look period. GNA reserves the right to reject an application from any person who, in connection with a prior application, previously exercised his or her free look right.

Company Approval. GNA reserves the right to accept or reject any Contract or Certificate application at its sole discretion.

CHARGES AND DEDUCTIONS

Charges and deductions under the Certificates are assessed against purchase payments, Certificate Values or annuity payments. There are no deductions from purchase payments, except for premium taxes in certain states. In addition, there are deductions from and expenses paid out of the assets of the Portfolios that are described in the accompanying Prospectuses of the Funds.

Withdrawal Charges

If a withdrawal is made from the Certificate before the Annuity Date, a withdrawal charge (contingent deferred sales charge) may be assessed against amounts withdrawn attributable to purchase payments that have been in the Certificate less than five complete years. There is no withdrawal charge with respect to earnings accumulated under the Certificate, certain free withdrawal amounts described below or purchase payments that were made five years or more before the withdrawal date. In no event may the total withdrawal charges exceed 5% of total purchase payments. The amount of the withdrawal charge and when it is assessed is discussed below:

The amount of the withdrawal charge is calculated by multiplying the amount of the purchase payment being liquidated by the applicable withdrawal charge percentage obtained from the following table.

  Number of Complete Years Since    Withdrawal Charge
      Purchase Payment Made             Percentage
      ---------------------             ----------
                0                           5%
                1                           5%
                2                           4%
                3                           3%
                4                           2%
                5+                          0%

The total withdrawal charge will be the sum of the withdrawal charges for the purchase payments being liquidated.

Each withdrawal from a Certificate is allocated, first, to the "free withdrawal amount," second, to remaining purchase payments which have not been withdrawn previously on a first-in first-out basis, and, third, to any remaining Certificate Value.

On the first withdrawal in any Certificate Year, the Participant may withdraw free of any withdrawal charge an amount equal to 10% of the Certificate Value at the time of the withdrawal. The free withdrawal amount is non-cumulative and does not apply to subsequent withdrawals in a Certificate Year. Any part of the free withdrawal taken from a Fixed Guarantee Period will still be subject to a market value adjustment.

The withdrawal charge is deducted from the Certificate Value remaining after the Participant is paid the amount requested, except in the case of a complete withdrawal when it is deducted from the amount otherwise payable. In the case of a partial withdrawal, the amount requested from any Variable Sub-account or Fixed Guarantee Period may not exceed the value of that account minus any applicable withdrawal charge, minus any applicable taxes, and in the case of withdrawals from a Fixed Guarantee Period, plus or minus the amount of the market value adjustment. The withdrawal charge will be subtracted from the Variable Sub-accounts and Fixed Guarantee Periods from which the withdrawal was made in the same proportion that the amount withdrawn from each Variable Sub-account or Fixed Guarantee Period bears to the total amount withdrawn, except that Fixed Guarantee Periods of the same duration shall be considered together for withdrawal purposes, and amounts withdrawn shall be taken out on a first-in, first-out basis.

There is no withdrawal charge on distributions made as a result of the death of the Participant or Annuitant, and no withdrawal charges are imposed on or after the Annuity Date.

The amount collected from the withdrawal charge will be used to reimburse GNA for the compensation paid to cover selling concessions to broker-dealers, preparation of sales literature and other expenses related to sales activity.

The withdrawal charge is computed without regard to the application of any market value adjustment to the amount withdrawn, so that in the event of a negative market value adjustment, the charge will be determined on the basis of the full amount withdrawn, including the amount payable to GNA as a result of the market value adjustment. Conversely, in the event of a positive market value adjustment, the charge will not be assessed against any increased amount attributable to the positive market value adjustment. For examples of calculation of the withdrawal charge, see Appendix B.

From time to time GNA may agree in writing to reduce the amount of the withdrawal charge, the period during which it applies, or both, when Certificates are sold to individuals, entities or groups of individuals in a manner that reduces GNA's sales expenses. GNA will consider such factors as (a) the size and type of group, (b) the amount of purchase payments expected to be received, and/or (c) other transactions where sales expenses are reduced. In no event will reduction or elimination of the withdrawal charge be permitted where such reduction or elimination will be unfairly discriminatory to any person.

Example of Withdrawal Charge. The application of the withdrawal charge to the Fixed MGA Account Value, and the interplay between the withdrawal charge and the market value adjustment provisions, may be illustrated by the following example. (It may be less if a free withdrawal amount is available.) Assume a Participant wishes to make a partial withdrawal that will result in a net payment to him or her of $6,000, such withdrawal to be made from two Fixed Guarantee Periods, one with a Guarantee Period of ten years, the other with a Guarantee Period of seven years, and each having a value of $5,000. Assume further that the Participant directs that the partial withdrawal be taken from the Fixed Guarantee Period having the ten-year Guarantee Period to the maximum extent possible and the remainder taken from the Fixed Guarantee Period having the seven year Guarantee Period. Assume also that the market value adjustment applied to the ten-year Guarantee Period operates to reduce its value by 20% and that the adjustment applied to the seven-year Guarantee Period operates to reduce its value by 15%. Finally, assume that less than two years have elapsed since the purchase payments were made and that the withdrawal is deemed to be a withdrawal of purchase payments and not investment gain, so that the applicable percentage charge is 5% of the amount withdrawn. The net amount available to the Participant from the Fixed Guarantee Period with the ten-year Guarantee Period is $3,750, because of a negative market value adjustment of $1,000 (20% of $5,000) and a withdrawal charge of $250 (5% of $5,000). The remaining portion of the amount requested, $2,250, is taken from the Fixed Guarantee Period with the seven-year Guarantee Period, the amount withdrawn being the amount necessary to generate a net payment of $2,250 after application of the market value adjustment and the withdrawal charge. This amount -- $2,812.50 -- is reduced by a negative market value adjustment of $421.88 (15% of $2,812.50) and a withdrawal charge of $140.62 (5% of $2,812.50) to provide the net payment of $2,250.

Administration Charges

Certificate Maintenance Charge. Each year GNA will deduct a certificate maintenance charge of $40 as partial compensation for the cost of providing all administrative services attributable to the Contracts and Certificates and the operations of the Separate Account and the Company in connection with the Contracts and Certificates. GNA will waive the charge if at the time of the assessment the Certificate Value is $40,000 or greater.

Prior to the Annuity Date, the certificate maintenance charge is deducted on December 31 of each year, except for the first Certificate Year when a pro-rata portion of the charge will be deducted on December 31. It is withdrawn from the Participant's interest in each Variable Sub-account and Fixed Guarantee Period in the same proportion that the Accumulation Value for each Variable Sub-account and the value of each Fixed Guarantee Period bears to the Certificate Value. If a full withdrawal of the Certificate's Withdrawal Value is made on a day other than December 31, the $40 certificate maintenance charge will be deducted from the amount paid. If the Annuity Date is not December 31, a pro-rata portion of the charge is deducted on the Annuity Date.

The amount of the certificate maintenance charge may be reduced or eliminated when sales of the Certificates are made to individuals, entities or groups of individuals in such a manner that results in savings of administration expenses. The entitlement to such a reduction or elimination of this charge will be determined by GNA considering the size and type of group and other circumstances which could result in reduced administrative expenses. In no event will reduction or elimination of the certificate maintenance charge be permitted where such reduction or elimination will be unfairly discriminatory to any person.

Administration Charge. A daily charge at an annual rate of 0.15% of the average daily value of each Variable Sub-account is deducted from each Variable Sub-account to reimburse GNA for administrative expenses. This asset-based administrative charge is not deducted from the Fixed MGA Account Value. The charge will be reflected in the Certificate Value as a proportionate reduction in the Accumulation Value for each Variable Sub-account. Because this administrative charge is a percentage of assets rather than a flat amount, larger Certificate Values will in effect pay a higher proportion of this charge than smaller Certificate Values.

Even though administrative expenses may increase, GNA guarantees that it will not increase the amount of the administration fees as to outstanding Certificates.

Mortality and Expense Risk Charge

The mortality risk assumed by GNA is the risk that Annuitants may live for a longer period of time than estimated. GNA assumes this mortality risk by virtue of annuity rates incorporated into the Contract which cannot be changed as to outstanding Certificates. This assures each Annuitant that his longevity will not have an adverse effect on the amount of annuity payments. Also, GNA guarantees that if the Annuitant dies before the maturity date, it will pay a death benefit. (See "DEATH BENEFIT BEFORE ANNUITY DATE") The expense risk assumed by GNA is the risk that the administration charges or withdrawal charge may be insufficient to cover actual expenses.

To compensate it for assuming these risks, GNA deducts from each Variable Sub-account a daily charge at an annual rate of 1.25% of the average daily value of the Variable Sub-account. The mortality and expense risk charge is not assessed against the Fixed MGA Account Value. The charge will be reflected in the Certificate Value as a proportionate reduction in the Accumulation Value for each Variable Sub-account. The rate of the mortality and expense risk charge cannot be increased. If the charge is insufficient to cover the actual cost of the mortality and expense risks undertaken, GNA will bear the loss. Conversely, if the charge proves more than sufficient, the excess will be profit to GNA and will be available for any proper corporate purpose including, among other things, payment of distribution expenses.

Taxes

Any taxes, fees or assessments paid to a governmental entity relating to a Certificate will be deducted from purchase payments or the Certificate Value. GNA will determine when taxes have resulted from the investment experience of the Separate Account, GNA's receipt of purchase payments or the commencement of annuity payments. GNA may pay premium taxes when due and deduct that amount from the Certificate Value at a later date. The amount deducted will depend on the premium tax assessed in the applicable state. State premium taxes currently range from 0% to 3.5% depending on the jurisdiction and the tax status of the Contract or Certificate and are subject to change by the legislature or other authority. (See "APPENDIX A: State Premium Taxes.")

FEDERAL TAX MATTERS

Introduction

The Contracts are designed for use in connection with retirement plans that do not qualify for special federal income tax treatment under the Internal Revenue Code (the "Code") and also with plans that qualify for special income tax treatment under the Code, such as individual retirement accounts and annuities, pension and profit-sharing plans for corporations and sole proprietorships/partnerships ("H.R. 10" and "Keogh" plans), Tax-Sheltered annuities, and deferred compensation plans of state and local governments and tax-exempt organizations. The ultimate effect of federal income taxes on Certificate Value, on annuity payments and on the economic benefit to the Participant, Annuitant or Beneficiary depends on GNA's tax status, on the type of retirement plan for which the Contract or Certificate is purchased and on the tax and employment status of the individual concerned. The following discussion is general in nature and is not intended as tax advice. Each person concerned should consult a competent tax adviser. No attempt is made to consider any applicable state or other tax laws. This discussion is based on GNA's understanding of current federal income tax laws as currently interpreted. No representation is made regarding the likelihood of continuation of those laws or of the current interpretations by the Internal Revenue Service. GNA MAKES NO GUARANTEE REGARDING THE TAX STATUS OF ANY CONTRACT OR CERTIFICATE OR ANY TRANSACTION INVOLVING THE CONTRACTS OR CERTIFICATES.

GNA's Tax Status

GNA is taxed as a life insurance company under the Internal Revenue Code. It owns all assets supporting its obligations under the Contracts, and any income earned on those assets is considered GNA's income. Since the operations of the Separate Account are a part of, and are taxed with, the operations of GNA, the Separate Account is not separately taxed as a "regulated investment company" under Subchapter M of the Code. Under existing federal income tax laws, investment income and capital gains of the Separate Account are not taxed to the extent they are applied to increase reserves under a Contract or Certificate. Since, under the Contracts, investment income and realized capital gains of the Separate Account are automatically applied to increase reserves, GNA does not anticipate that it will incur any federal income tax liability attributable to the Separate Account, and therefore it does not intend to make provision for any such taxes. If GNA is taxed on investment income or capital gains of the Separate Account, then it may impose a charge against the Separate Account in order to make provision for such taxes.

Tax Status of the Certificates

In General. Under existing provisions of the Code, except as described below, any increase in the Certificate Value is generally not taxable to the Participant or Annuitant until received, either in the form of annuity payments, as contemplated by the Contract, or in some other form of distribution. However, this rule applies only if (1) the Participant is an individual, (2) the investments of the Separate Account are "adequately diversified" in accordance with applicable Treasury Department regulations, and (3) GNA, rather than the Participant, is considered the owner of the assets of the Separate Account for federal tax purposes.

Non-Natural Owner. As a general rule, income accruing on deferred annuity contracts held by "non-natural persons" such as a corporation, trust or other similar entity, as opposed to a natural person (i.e., an individual), must be reported currently by the owner. The investment income on such contracts is taxed as ordinary income that is received or accrued by the owner of the contract during the taxable year. There are several exceptions to this general rule for non-natural contract owners. First, contracts will generally be treated as held by a natural person if the nominal owner is a trust or other entity which holds the contract as an agent for a natural person. However, this special exception will not apply in the case of any employer who is the nominal owner of an annuity contract under a nonqualified deferred compensation arrangement for its employees.

In addition, exceptions to the general rule for non-natural contract owners will apply with respect to (1) contracts acquired by an estate of a decedent by reason of the death of the decedent, (2) certain Qualified Contracts, (3) contracts purchased by employers upon the termination of certain Qualified Plans, (4) certain contracts used in connection with structured settlement agreements, and (5) contracts purchased with a single premium when the annuity starting date is no later than a year from purchase of the annuity and substantially equal periodic payments are made, not less frequently than annually, during the annuity period.

Diversification Requirements. For a contract other than a pension plan contract to be treated as an annuity for federal income tax purposes, the investments of the Separate Account that are allocable to the contract must be "adequately diversified" in accordance with Treasury Regulations. The Secretary of the Treasury has issued regulations which prescribe standards for determining whether the investments of the Separate Account are "adequately diversified." If the Separate Account failed to comply with these diversification standards, a contract (other than a pension plan contract) would not be treated as an annuity contract for federal income tax purposes and the contract owner would be taxable currently on the excess of the contract value over the premiums paid for the contract.

Although GNA does not control the investments of the Portfolios, it expects that the Portfolios will comply with such regulations so that the Separate Account will be considered "adequately diversified."

Ownership Treatment. In certain circumstances, variable annuity contract owners may be considered the owners, for federal income tax purposes, of the assets of the separate account used to support their contracts. In those circumstances, income and gains from the separate account assets would be includible in the contract owners' gross income. The Internal Revenue Service (the "Service") has stated in published rulings that a variable contract owner will be considered the owner of separate account assets if the owner possesses incidents of ownership in those assets, such as the ability to exercise investment control over the assets. In addition, in 1986 the Treasury Department announced, in connection with the issuance of regulations concerning investment diversification, that those regulations "do not provide guidance concerning the circumstances in which investor control of the investments of a separate account may cause the investor, rather than the insurance company, to be treated as the owner of the assets in the account." This announcement also stated that guidance would be issued by way of regulations or rulings on the "extent to which policyholders may direct their investments to particular sub-accounts [of a separate account] without being treated as owners of the underlying assets." As of the date of this Prospectus, no such guidance has been issued.

The ownership rights under the Contracts and Certificates are generally similar to, but different in certain respects from, those described by the Service in Revenue Rulings in which it was determined that contract owners were not owners of separate account assets. For example, Participants have the choice of more investment options to which to allocate purchase payments than were available in such rulings. In addition, GNA does not know what standards will be set forth in the regulations or rulings which the Treasury Department has stated it expects to issue. GNA does not expect that variable annuity contract owners would be considered the owners, for federal income tax purposes, of the assets of the separate account used to support their contracts, but reserves the right to modify the Contract and Certificates as necessary to attempt to prevent the Participants from being considered owners of the assets of the Separate Account.

Death Benefits. Furthermore, in order to be treated as an annuity contract for federal income tax purposes, Section 72(s) of the Code requires any Nonqualified Contract to provide that (a) if any owner dies on or after the annuity commencement date but prior to the time the entire interest in the contract has been distributed, the remaining portion of such interest will be distributed at least as rapidly as under the method of distribution being used as of the date of that owner's death; and (b) if any owner dies prior to the Annuity Date the entire interest in the Contract will be distributed within five years after the date of the owner's death. These requirements will be considered satisfied as to any portion of the owner's interest which is payable to or for the benefit of a "designated beneficiary" and which is distributed over the life of such "designated beneficiary" or over a period not extending beyond the life expectancy of the beneficiary, provided that such distributions begin within one year of that owner's death. The owner's "designated beneficiary" is the person designated by the owner as a beneficiary and to whom ownership of the contract passes by reason of death and must be a natural person. However, if the owner's "designated beneficiary" is the surviving spouse of the owner, the contract may be continued with the surviving spouse as the new owner.

The Nonqualified Contracts contain provisions which are intended to comply with the requirements of Section 72(s) of the Code, although no regulations interpreting these requirements have yet been issued. GNA intends to review such provisions and modify them if necessary to assure that they comply with the requirements of Code Section 72(s) when clarified by regulation or otherwise.

Other rules may apply to Contracts and Certificates issued in connection with Qualified Plans.

  THE FOLLOWING DISCUSSION ASSUMES THAT THE CERTIFICATES WILL QUALIFY AS ANNUITY
   CONTRACTS FOR FEDERAL INCOME TAX PURPOSES, THAT GNA WILL BE TREATED AS THE OWNER OF SEPARATE ACCOUNT ASSETS, AND THAT PARTICIPANTS ARE NATURAL PERSONS

Federal Tax Considerations

Withdrawals. In the case of a partial withdrawal or surrender under a Qualified Certificate under Section 72(e) of the Code, a ratable portion of the amount received is taxable, generally based on the ratio of the "investment in the contract" to the Participant's total accrued benefit or balance under the retirement plan. The "investment in the contract" generally equals the portion, if any, of any purchase payments paid by or on behalf of any individual under a Certificate which was not excluded from the individual's gross income. For Qualified Certificates, a Participant's "investment in the contract" can be zero. Special tax rules may be available for certain distributions under Qualified Certificates.

With respect to Nonqualified Certificates, partial withdrawals are generally treated as taxable income to the extent that the Certificate Value immediately before the withdrawal exceeds the "investment in the contract" at that time. Although there is no definitive guidance on this subject, it appears that the Certificate Value immediately before a partial withdrawal must be increased by any positive market value adjustments that result from such a withdrawal.

In the case of a full withdrawal under a Nonqualified Certificate, under Section 72(e) amounts received are generally treated as taxable income to the extent the net amount received exceeds the "investment in the contract" at that time.


Annuity Payments. Although tax consequences may vary depending on the Annuity Payment Option elected under the Certificate, under Non-qualified Certificates
Section 72(b) generally provides that gross income does not include that part of any amount received as an annuity under an annuity contract that bears the same ratio to such amounts as the investments in the contract bears to the expected return at the Annuity Date. With Tax-Sheltered Annuities, gross income does not include the amount in any monthly annuity payment which does not exceed the amount obtained by dividing the "investment in the contract" (as of the Annuity
Date) by (i) the number of anticipated payments under the Certificate, as determined under Section 72(d) of the Code, or (ii) the number of monthly annuity payments in the case of a Certificate where the expected return under the Certificate does not depend in whole or in part on the life expectancy of one or more individuals. Where annuity payments are made under a Qualified Certificate , the portion of each payment that is excluded from gross income will generally be equal to the total amount of any investment in the Certificate as of the Annuity Date, divided by the number of anticipated payments, which are determined by reference to the age of the Annuitant. In this respect (prior to recovery of the investment in the contract), there is generally no tax on the amount of each payment which represents the same ratio that the "investment in the contract" bears to the total expected value of the annuity payments for the term of the payments or, under Qualified Certificates, the total number of anticipated payments; however, the remainder of each income payment is taxable. In all cases, after the "investment in the contract" is recovered, the full amount of any additional annuity payments is taxable.


Penalty Tax on Certain Withdrawals. In the case of a distribution under a Nonqualified Certificate, there may be imposed a federal penalty tax equal to 10% of the amount treated as taxable income. In general, however, there is no penalty tax on distributions: (1) made on or after the date on which the Participant attains age 591/2; (2) made as a result of death or disability of the Participant; or (3) received in substantially equal periodic payments over the life or life expectancy of the Participant (or joint life or life expectancy of the Participant and a designated Beneficiary). In certain circumstances, other exceptions may apply. Other tax penalties may apply to certain distributions under a Qualified Certificate.

Taxation of Death Benefit Proceeds. Amounts may be distributed from a Certificate because of the death of a Participant or an Annuitant. Generally, such amounts are includible in the income of the recipient as follows: (1) if distributed in a lump sum, they are taxed in the same manner as a full withdrawal of the Certificate, as described above, or (2) if distributed under an Annuity Payment Option, they are taxed in the same manner as annuity payments, as described above.

Transfers, Assignments, or Exchanges of a Certificate. A transfer of ownership of a Certificate; the designation of an Annuitant, payee, or other beneficiary who is not also the Participant; the selection of certain Annuity Dates; or the exchange of a Certificate may result in certain tax consequences to Participants that are not discussed herein. The assignment, pledge, or agreement to assign or pledge any portion of the Certificate Value (and in the case of a Qualified Certificate any portion of an interest in the Qualified Plan) generally will be treated as a distribution. The taxable portion of a distribution (in the form of a single sum payment or an annuity) is taxable as ordinary income. A Participant contemplating any transfer, assignment, or exchange of his or her interest under a Certificate should contact a competent tax adviser with respect to the potential tax effects of such a transaction.

Multiple Contracts. All nonqualified annuity contracts entered into after October 21, 1988 that are issued by GNA (or its affiliates) to the same owner during any calendar year are treated as one annuity contract for purposes of determining the amounts includable in gross income under Section 72(e) of the Code. In addition, the Treasury Department has specific authority to issue regulations that prevent the avoidance of Section 72(e) through the serial purchase of annuity contracts or otherwise. Congress has also indicated that the Treasury Department may have authority to treat the combination purchase of an immediate annuity contract and a separate deferred annuity contract as a single annuity contract under its general authority to prescribe rules as may be necessary to enforce the income tax laws.

Withholding. Pension and annuity distributions generally are subject to withholding for the recipient's federal income tax liability at rates that vary according to the type of distribution and the recipient's tax status. Recipients, however, generally are provided the opportunity to elect not to have tax withheld from distributions. As of January 1, 1993, GNA is generally required to withhold on distributions under certain Qualified Contracts or Certificates.


Possible Tax Legislation. There is no way of knowing if legislation will be enacted by Congress at some future time that will impact the taxation of tax-deferred annuities, or the extent to which any change would be retroactive in effect (i.e., effective prior to the date of enactment).

Other Tax Consequences. As noted above, the foregoing discussion of the federal income tax consequences under the Certificates is not exhaustive and special rules are provided with respect to other tax situations not discussed in this Prospectus. Further, the federal income tax consequences discussed herein reflect GNA's understanding of current law and the law, or its interpretation by the Internal Revenue Service, may change. Federal estate and state and local income, estate, inheritance, and other tax consequences of ownership or receipt of distribution under a Contract or Certificate depend on the individual circumstances of each Participant or recipient of the distribution. A competent tax adviser should be consulted for further information.

Qualified Plans

The Contract or Certificates may be issued in connection with plans qualifying for special tax treatment under the Code. The tax rules applicable to Participants in such plans vary according to the type of plan and the terms and conditions of the plan itself. Special favorable tax treatment may be available for certain types of contributions and distributions. Adverse tax consequences may result from contributions in excess of specified limits; distributions prior to age 59 1/2 (subject to certain exceptions); distributions that do not conform to specified commencement and minimum distribution rules; aggregate distributions in excess of a specified annual amount; and in other specified circumstances. Therefore, no attempt is made to provide more than general information about the use of the Contracts and Certificates with such plans. Participants, Annuitants and Beneficiaries are cautioned that the rights of any person to any benefits under plans may be subject to the terms and conditions of the plans themselves, regardless of the terms and conditions of the Contract. Some retirement plans are subject to distribution and other requirements that are not incorporated into our Contract administration procedures. Owners, Participants and Beneficiaries are responsible for determining that contributions, distributions and other transactions with respect to the Contracts comply with applicable law. Following are brief descriptions of the various types of plans in connection with which GNA will issue a Contract or Certificate. When issued in connection with such a plan, a Contract or Certificate will be amended as necessary to conform to the requirements of the Code.

Individual Retirement Annuities and Individual Retirement Accounts. Section 408 of the Code permits eligible individuals to contribute to an individual retirement program known as an Individual Retirement Annuity or Individual Retirement Account (each hereinafter referred to as "IRA"). IRAs are subject to limits on the amount that may be contributed, the contributions that may be deducted from taxable income, the persons who may be eligible and the time when distributions may commence. Also, distributions from certain other types of plans qualifying for special tax treatment may be "rolled over" on a tax-deferred basis into an IRA. Sales of the Contracts and Certificates for use with IRAs may be subject to special disclosure requirements of the Internal Revenue Service. Purchasers of the Contract or Certificates thereunder for use with IRAs will be provided with supplemental information required by the Internal Revenue Service or other appropriate agency. Such purchasers will have the right to revoke their purchase within 7 days of the earlier of the establishment of the IRA or their purchase. The Internal Revenue Service has not reviewed the Contract for qualification as an IRA and has not addressed in a ruling of general applicability whether a death benefit provision such as the provision in the Contract comports with IRA qualification requirements. Purchasers should seek competent advice as to the suitability of the Contract for use with IRAs.

Tax-Sheltered Annuities. Section 403(b) of the Code permits public school employees and employees of certain types of religious, charitable, educational and scientific organizations specified in Section 501(c)(3) of the Code to purchase annuity contracts and, subject to certain limitations, exclude the amount of premiums from gross income for tax purposes. These annuity contracts are commonly referred to as "Tax-Sheltered Annuities." Premiums excluded from gross income will be subject to FICA taxes. Purchasers using the Contracts or Certificates as Tax-Sheltered Annuities should seek competent advice as to eligibility, limitations on permissible amounts of premiums and tax consequences on distribution. Withdrawals under Tax-Sheltered Annuities which are attributable to contributions made pursuant to salary reduction agreements are prohibited unless made after the Participant attains age 59 1/2, upon the Participant's separation of service, upon the Participant's death or disability, or for an amount not greater than the total of such contributions in the case of hardship. Effective January 1, 1993, distributions under Tax-Sheltered Annuities are generally subject to mandatory income tax withholding. (At the present time, GNA will issue a Tax-Sheltered Annuity only when the funds are directly transferred from an existing Tax-Sheltered Annuity.)

Restrictions under the Texas Optional Retirement Program. Under applicable state law, Participants in the Texas Optional Retirement Program ("ORP") may withdraw their interest in an annuity contact issued under the ORP only upon (1) termination of employment in the Texas public institutions of higher education,
(2) retirement, or (3) death. A Participant in the ORP (or the Participant's estate if the Participant has died) will be required to obtain a certificate of termination from the employer or a certificate of death before distributions can be made.

Corporate and Self-Employed ("H.R. 10" and "Keogh") Pension and Profit-Sharing Plans. Sections 401(a) and 403(a) of the Code permit corporate employers to establish various types of tax-favored retirement plans for employees. The Self-Employed Individuals' Tax Retirement Act of 1962, as amended, commonly referred to as "H.R. 10" or "Keogh," permits self-employed individuals also to establish such tax-favored retirement plans for themselves and their employees. These retirement plans may permit the purchase of the Contracts to accumulate retirement savings under the plans. Adverse tax or other legal consequences to the plan, to the Participant or to both may result if a Certificate is assigned or transferred to any individual as a means to provide benefit payments, unless the plan complies with all legal requirements applicable to such benefits prior to transfer of the Certificate. Employers intending to use the Contract or Certificates in connection with such plans should seek competent advice.

Deferred Compensation Plans of State and Local Governments and Tax-Exempt Organizations. Section 457 of the Code permits employees of state and local governments and tax-exempt organizations to defer a portion of their compensation without paying current taxes. The employees must be participants in an eligible deferred compensation plan. To the extent the Contracts or Certificates are used in connection with an eligible plan in existence prior to August 20, 1996, employees are considered general creditors of the employer and the employer as owner of the Certificates has the sole right to the proceeds under the Contract until December 31, 1998, or such earlier date as may be established by plan amendment. Amounts deferred under a plan created on or after August 20, 1996, however, must be held in trust, custodial account or annuity contract for the exclusive benefit of plan participants and their beneficiaries. Generally, with respect to purchase payments made after February 28, 1986, a Contract or Certificate purchased by a state or local government or a tax-exempt organization will not be treated as an annuity contract for federal income tax purposes. Those who intend to use the Contracts or Certificates in connection with such plans should seek competent advice.

INVESTMENTS SUPPORTING THE FIXED GUARANTEE PERIODS

GNA's General Account assets must be invested in accordance with applicable state laws. These laws govern the nature and quality of investments that may be made by life insurance companies and the percentage of their assets that may be committed to any particular type of investment. In general, these laws permit investments, within specified limits and subject to certain qualifications, in federal, state, and municipal obligations, corporate bonds, preferred stocks, real estate mortgages, real estate and certain other investments. All of GNA's General Account assets are available to meet its obligations under the Contracts.

Purchase payments received under the Contracts and Certificates and allocated to Fixed Guarantee Periods will be held in a "nonunitized" separate account established by GNA under the laws of Washington. A nonunitized separate account is a separate account in which the contract owner or participant does not participate in the performance of the assets through unit values or otherwise. Any favorable performance on the assets held in the separate account accrues solely to GNA's benefit. GNA reserves the right, subject to applicable state law, to transfer all assets allocated to the separate account to its General Account and to hold thereafter all assets supporting the Contract reserves and other Contract liabilities in its General Account. Regardless of whether such assets are held in a separate account or GNA's General Account, all benefits available to Participants under the Contracts are guaranteed by GNA, and all of its assets, except those assets GNA allocates to certain other separate accounts it uses for other contracts, support those guarantees.

GNA intends to invest assets supporting the Contract reserves and other Contract liabilities related to the Fixed Guarantee Periods, whether held in a separate account or its General Account, in securities that, in the aggregate, have characteristics, especially cash flow patterns, reasonably related to the characteristics of the liabilities under the Contract. GNA will primarily invest in investment-grade fixed income securities including:

   Securities issued by the United States Government or its agencies or instrumentalities, which issues may or may not be guaranteed by the United States Government.

   Public and/or private placement corporate debt securities that have an investment grade rating at the time of purchase, within the four highest grades assigned by Moody's Investors Services, Inc. (Aaa, Aa, A or Baa) or Standard & Poor's Corporation (AAA, AA, A or BBB).

   Mortgage-backed securities collateralized by real estate mortgage loans, or securities collateralized by other assets, that are insured or guaranteed by the Federal Home Loan Mortgage Association, the Federal National Mortgage Association or the Government National Mortgage Association, or that have an investment grade at time of purchase within the four highest ratings as described in the above paragraph.

   Commercial paper, cash or cash equivalents, and other short-term investments having a maturity of less than one year that are considered by GNA's management to have investment quality comparable to securities having the ratings stated above.

In addition, interest rate swaps, futures, options, rate caps and other hedging instruments may be used solely for non-speculative hedging purposes. Anticipated use of these financial instruments shall be limited to protecting the value of the assets supporting the Fixed Guarantee Periods, but use of such instruments may enhance yield.

ALTHOUGH THE FOREGOING GENERALLY DESCRIBES GNA'S INVESTMENT STRATEGY FOR THE ASSETS SUPPORTING GNA'S OBLIGATIONS UNDER THE FIXED PORTION OF THE CONTRACTS, GNA IS NOT OBLIGATED TO INVEST THOSE ASSETS ACCORDING TO ANY PARTICULAR STRATEGY EXCEPT AS MAY BE REQUIRED BY STATE INSURANCE LAWS NOR WILL THE GUARANTEED INTEREST RATES GNA ESTABLISHES BE DETERMINED BY THE PERFORMANCE OF THE NONUNITIZED SEPARATE ACCOUNT. THE INVESTMENT STRATEGIES FOR ASSETS SUPPORTING THE VARIABLE PORTION OF THE CONTRACTS ARE DESCRIBED IN THE ACCOMPANYING PROSPECTUSES OF THE FUNDS

MORE INFORMATION ABOUT GNA

History and Business


Great Northern Insured Annuity Corporation (GNA or the Company) was incorporated as a stock life insurance company organized under the laws of the State of Washington on June 4, 1980, and began writing business pursuant to licensing on October 15, 1980. On June 30, 1983, The Weyerhaeuser Company (Weyerhaeuser) acquired a controlling interest in GNA.


Pursuant to a Stock Purchase Agreement dated January 5, 1993, by and between Weyerhaeuser and General Electric Capital Corporation (GE Capital), 100% of the outstanding capital stock of GNA Corporation was sold to GE Capital effective April 1, 1993.


Effective July 14, 1993, GE Capital acquired 100% of the outstanding capital stock of United Pacific Life Insurance Company (United Pacific Life). GE Capital transferred controlling ownership of United Pacific Life to GNA. Subsequently, United Pacific Life's name was changed to General Electric Capital Assurance Company (GE Capital Assurance). GE Capital Assurance, a Delaware life insurer, is licensed in the District of Columbia, and all states except Maine and New York.


On February 1, 1990, GNA acquired 100% of the outstanding stock of First GNA Life Insurance Company of New York (First GNA). Subsequent to the acquisition of United Pacific Life, GNA merged First GNA with United Pacific Reliance Life Insurance Company of New York, a wholly-owned subsidiary of United Pacific Life. The merged company is 48% owned by GNA and 52% by GE Capital Assurance. Effective February 1, 1996, First GNA's name was changed to GE Capital Life Assurance Company of New York (GE Capital Life of New York). GE Capital Life of New York issues deferred and immediate annuities, life insurance and long-term care insurance in the state of New York.

Effective October 1, 1995, GNA was party to a reorganization involving GNA Corporation and certain of its life insurance company subsidiaries (herein referred to as the Reorganization). As part of the Reorganization, GNA became a wholly-owned subsidiary of GE Capital Assurance, and GE Capital Assurance became a wholly-owned subsidiary of GNA Corporation. Previously, all of GE Capital Assurance's voting common stock was owned by GNA. The Reorganization allows all life insurance company subsidiaries of GNA Corporation to file a consolidated federal tax return.

GNA is licensed in the District of Columbia and all states except New Hampshire and New York. GNA markets fixed-rate deferred annuities, immediate annuities and structured settlement immediate annuities primarily through banks, thrifts and other financial institutions.


Deferred Fixed Rate Annuities. The predominant form of deferred annuities require either single premium or flexible premium payments and have a minimum annual guaranteed crediting rate. After the initial guarantee period, the crediting rate may be changed periodically. The policy owner is permitted to withdraw all or part of the premium paid plus interest credited, less a surrender charge for withdrawals during the initial penalty period of one to eight years. The surrender charge is initially 5% to 8% of the contract value and decreases over the penalty period. Some deferred annuities provide for penalty-free partial withdrawals of the accumulated interest credited or up to 10% annually of the accumulation value. In 1997, the Company issued $233 million in deferred annuities. At December 31, 1997, deferred annuities comprised $5,064 million of total liabilities for future annuity and contract benefits.

Immediate Annuities. The Company's immediate annuities are designed to provide a series of periodic payments for a fixed length of time or for life, according to the annuitant's choice at the time of issue. Once the payments have begun, the amount, frequency and length of time for which they are payable are fixed. A primary form of immediate annuities, the structured settlement annuity, is usually sold as part of a settlement resulting from a personal injury or wrongful death claim to provide scheduled payments to an injured person or their dependents. Structured settlement annuities are generally long-term and cannot be surrendered. In 1997, the Company issued $72.2 million in immediate annuities. At December 31, 1997, immediate annuities comprised $760.1 million of total liabilities for future annuity and contract benefits.



The Company leases office space in Seattle, Washington. The Company is reimbursed by its subsidiaries and affiliates for rent based on direct and indirect allocation methods.


Selected Financial Data


The following selected financial data should be read in conjunction with the consolidated financial statements and notes thereto included in this Prospectus.



                                              Selected Financial Data
                                               (Dollars in millions)

                             Year ended December 31
                                    1997        1996         1995        1995         1994       1994         1993
----------------------------------------------------------------------------------------------------------------------
                                                         Pro forma                 Pro forma
                                                         (unaudited)              (unaudited)
                                                            (1)                       (1)


Net investment income           $    475.3  $     462.5  $    444.5   $    784.7   $    391.6  $    837.8  $    579.8

Income before income taxes
   and minority interest             106.8         76.0        39.1         62.0         70.6       107.7        57.0
Net income                            71.3         51.1        26.7         26.3         44.0        47.5        34.1
Total assets                       7,082.1      7,120.0     6,926.5      6,926.5      6,578.0    13,100.2    13,160.1
Shareholder's interest,
   excluding net unrealized
   investment gain/(loss)            754.2        682.9       631.7        631.7        607.3       794.2       754.0
Net unrealized investment
   gain/(loss)                        38.3          7.0        29.9         29.9      (166.7)     (528.8)      (16.3)
Total shareholder's interest         792.5        689.9       661.6        661.6        440.6       265.4       737.7




(1) Unaudited pro forma results reflect the Reorganization as if it had occurred at the beginning of the period.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

(1) Results of Operations

GNA derives substantially all its income from earnings on investments offset by interest credited to policyholders of predominantly deferred and immediate annuities, operating expenses, acquisition costs and taxes. Funds received for the purchase of immediate annuities with life contingencies, including options elected under annuity contracts, are reported as premium income. Other income is primarily surrender fees on deferred annuity policies.


GNA's results of operations for the year ended December 31, 1997 and 1996 include the accounts of GNA, as well as the Company's investment in GE Capital Life of New York, accounted for under the equity method.

1997 Compared to 1996

Net investment income increased $12.8 million to $475.3 million. This increase is primarily attributable to purchase of higher yield securities, dividends from other invested assets and an increase in average investments during the period.

Net realized investment gains (losses) - Net realized investment gains were $19.7 million during 1997, compared to a $3.1 million in 1996. This change is related to the Company's asset/liability risk management and varies with market and economic conditions.

Premiums decreased $138.9 million to $61.1 million. This decrease is due to lower sales of life contingent structured settlement product primarily related to a shift in marketing focus to GE Capital Assurance products.

Interest credited on policyholder deposits decreased $1.8 million to $293.9 million primarily due to lower future annuity and contract benefit liabilities during 1997.

Benefits and other changes in policy reserves decreased $133.2 million to $97.7 million. Change in policy reserves decreased largely due to a reduction in sales of life contingent structured settlement products and reserved reduction associated with the payout of benefits.

Commissions decreased $12.7 million to $14.7 million. This decrease is due to continued shift in marketing focus to GE Capital Assurance products.

General expenses decreased $9.6 million to $26.9 million due to the Company's continued shift in marketing focus to GE Capital Assurance products.

Amortization of intangibles decreased $1.3 million to $32.6 million. The Company established goodwill and present value of future profits (PVFP) assets in connection with GNA's acquisition. The decrease is primarily related to lower PVFP amortization for the period ended December 31, 1997.

Change in deferred acquisition costs decreased $18.5 million to $8.2 million primarily as a result of lower commissions.

1996 Compared to 1995


Net investment income decreased $322.2 million to $462.5 million, of which $343.8 million relates to GE Capital Assurance and subsidiaries that were divested and are no longer included in the earnings of the Company as of October 1, 1995. The offsetting $21.6 million increase is primarily attributable to higher invested assets, the equity income of the Company's subsidiary, and the impact of higher interest rates resulting in higher reinvestment rates.

Net realized investment gains (losses) - Net realized investment gains were $3.1 million during 1996, compared to a $14.4 million loss in 1995. This change is related to the Company's asset/liability risk management and varies with market and economic conditions.

Premiums increased $22.9 million to $200.0 million. This increase primarily relates to greater recognition of premiums on GNA's life contingent structured settlement product, offset by the effects of the Reorganization of $9.4 million.

Interest credited on policyholder deposits decreased $166.5 million to $295.7 million. The decrease was primarily related to the Reorganization. Interest crediting rates remained relatively consistent with 1995.


Benefits and Other Changes in policy reserves increased $26.5 million to $201.0 million. Policy reserves related to life contingent products increased primarily from greater life contingent structured settlement premiums, offset by the effects of the Reorganization of $8.0 million.


Annuity and surrender benefits decreased $106.8 million to $29.9 million. Offsetting the effects of the Reorganization, which decreased benefits by $116.3 million, annuity and surrender benefits increased by $9.5 million, primarily due to payments on life contingent structured settlements benefits.

Commissions decreased $15.5 million to $27.4 million. The Reorganization accounted for $10.7 million of the decrease with the remaining decrease attributable to a lower sales of single premium deferred annuities.

General expenses decreased $34.7 million to $36.5 million. This decrease is primarily related to an accrual for guaranty association assessments of $20.4 million recorded in the fourth quarter of 1995. There was no significant additional accrual necessary during 1996. In addition, the effects of the Reorganization resulted in a $14.5 million decrease in general expenses.


Amortization of intangibles decreased $23.6 million to $33.9 million. The decrease is primarily related to the fact that as a result of the Reorganization, the amortization of the goodwill and PVFP balances of GE Capital Assurance are no longer included in the Company's earnings effective October 1, 1995.


Change in deferred acquisition costs decreased $16.2 million to $26.7 million primarily as a result of lower commissions of $4.8 million and the effect of the Reorganization of $10.8 million.

Provision for income taxes. The effective tax rate for 1996 decreased from 39.5% to 32.8% primarily due to equity income of the Company's subsidiary and lower state taxes as a result of the Reorganization.

Minority interest decreased $11.2 million to zero due to the fact that subsequent to the third quarter of 1995, after the effects of the Reorganization, there was no longer minority interest recorded in GNA's financial statements. The minority interest previously recorded represented GNA Corporation's proportional ownership of GE Capital Assurance.

Liquidity and Capital Resources

The Company's liquidity requirements are met by funds from operations and investment activity. Premiums and policyholder deposits are invested in assets that generally have durations similar to the Company's liabilities. Funds from investment activity included principal and interest payments from the bond and mortgage portfolio as well as sales, calls and maturities of certain securities. As of December 31, 1997, investments subject to certain call provisions totaled $136.5 million; and mortgage-backed securities subject to prepayment risk totaled $1,853.7 million.

The Company is restricted by Washington State as to the amount of dividends it may pay within a given calendar year to its parent without regulatory consent. That restriction is the greater of statutory net gain from operations for the previous year or 10% of the statutory surplus at the end of the year, subject to a maximum equal to statutory earned surplus. As of December 31, 1997, approximately $73.7 million was available for dividend payments in 1998.

Investments

The Company manages its investment portfolio to meet the diversification, credit quality, yield and liquidity requirements of its policy liabilities by investing primarily in fixed maturity instruments, including government and corporate bonds, mortgage backed bonds, and mortgage loans on real estate. At December 31, 1997, the Company held $6.3 billion, or 94.5% of its investment portfolio, in fixed maturity instruments and mortgage loans. The Company's investment philosophy focuses on purchasing assets the durations of which approximate policyholder obligations. To match some of its longer term policy liabilities, the Company has followed a strategy of buying bonds with adequate call protection. The Company also invests in policy loans, short-term securities and other investments, which comprised the remaining 5.5% of its investment portfolio at December 31, 1997.

The Company primarily purchases investment-grade (BBB-/Baa3 or above) bonds. At December 31, 1997, $4,601.5 million, or 91.1%, of the fixed maturity securities held by the Company were bonds rated by a rating agency (S&P or Moody's), or were government/agency bonds. Fixed maturity securities of $455.4 million, or 8.9%, were comprised primarily of private placement bonds not rated by either rating agency. At December 31, 1997, the Company held $40.0 million of bonds rated below investment grade (excluding split-rated bonds). In addition, the Company held $22.5 million of "not-rated" bonds which the Company believes are below investment grade. Below investment grade bonds include those bonds originally purchased as investment grade but subsequently downgraded in rating, as well as bonds purchased as below investment grade. The Company holds this small percentage of below investment grade bonds in order to enhance the yield on its investment portfolio.

Investments in mortgage-backed bonds include $1,417.2 million in collateralized mortgage obligations (CMOs) and asset-backed securities and $396.5 million of pass-through securities. These bonds are secured primarily by pools of residential mortgages and generally carry high credit ratings. Approximately 62% of the mortgage-backed bonds are backed by securities issued by Government National Mortgage Association, Federal Home Loan Mortgage Corporation, or Federal National Mortgage Association. In the aggregate, the mortgage-backed bonds had an average rating of AAA/Aaa at December 31, 1997. Most CMO and pass-through securities are subject to prepayment and extension risk (i.e. principal can be received earlier or later than anticipated, based on the rate of mortgage prepayments in the underlying residential mortgage pools).


The Company has classified all of its fixed maturity investments available-for-sale. Such securities are carried on the consolidated balance sheet at current fair values and marked to market quarterly. Changes in market value, net of the effect on present value of future profits, deferred policy acquisition costs and deferred income taxes, are recorded as unrealized appreciation or depreciation directly in shareholder's interest and, accordingly, have no effect on net income. At December 31, 1997, the amortized cost basis of the Company's fixed maturity securities was $4,903.2 million, representing net unrealized gains of $153.7 million.

The Company's mortgage loan portfolio consisted of 989 loans at December 31, 1997. The loans, which are originated through a network of mortgage bankers, are made only on completed, leased properties and have a maximum loan-to-value ratio of 75% at the date of origination. Commercial loans comprise the majority of the portfolio, with $656.5 million (53.1%), $298.9 million (24.1%) and $185.1 million (14.9%) attributable to the retail, industrial and office sectors, respectively. The remainder of the loans, $99.4 million (8.0%), are attributable to the residential and other miscellaneous sectors. The mortgage loans are secured by property throughout the U.S., with concentrations in the Pacific region (44.0%) and the South Atlantic region (21.4%).

Other invested assets of $256.0 million at December 31, 1997 were comprised of several types of assets. The Company has made investments in mutual funds offered by the Company's mutual fund and variable annuity distribution channels of $47.8 million in order to provide seed money for these funds. Pursuant to a periodic review of its asset allocation strategy, the Company has also made investments in limited partnerships ($81.9 million) and an investment in affiliate ($126.3 million).

Competition

The Company is engaged in a business that is highly competitive because of the large number of stock and mutual life insurance companies and other entities marketing insurance products. There are numerous stock, mutual and other types of insurers in the life insurance business in the United States, a significant number of which are substantially larger than GNA. As of December 31, 1997, the Company has 279 employees. In addition, the Company has 42 retail sales agents selling the Company's products through an affiliated company, GNA Insurance Services, Inc. The number of retail sales agents decreased significantly during 1997 as a result of several banks internalizing sales forces.


A.M. Best assigned to GNA an A + (Superior) rating. Duff & Phelps reaffirmed the Company's AA (Very High) rating, and Standard & Poor's reaffirmed an AA (Excellent) rating based on the Company's high claims paying ability and excellent asset quality.


Government Regulation

GNA is subject to the laws of the State of Washington governing insurance companies and to the regulations of the Washington Insurance Department. In addition, GNA is subject to regulation under the insurance laws of other jurisdictions in which the Company operates. Regulation by other supervisory agencies includes licensing to transact business, overseeing trade practices, licensing agents, approving policy forms, establishing reserve requirements, fixing maximum interest rates on life insurance policy loans and minimum rates for accumulation of surrender values, prescribing the form and content of required financial statements and regulating the type and amounts of investments permitted. The Company's books and accounts are subject to review by each Insurance Department and other supervisory agencies at all times, and GNA files annual statements with these agencies. A full examination of the Company's operations is conducted periodically by various Insurance Departments and may include the participation of the insurance departments of other states in which GNA conducts business. Recent examinations have not resulted in significant findings.

In addition, many states regulate affiliated groups of insurers (including GNA) under insurance holding company legislation. Under such laws, intercompany transactions, including transfers of assets and dividend payments from insurance subsidiaries, may be subject to prior notice or approval, depending on the size of the transfers and payments in relation to the financial positions of the companies involved. Due to the Company's volume of California business, GNA is considered a California commercially domiciled insurer under California insurance holding company law.

The National Association of Insurance Commissioners (NAIC) has adopted Risk-Based Capital (RBC) requirements to evaluate the adequacy of statutory capital and surplus in relation to risks associated with: (i) asset quality,
(ii) insurance risk, (iii) interest rate risk, and (iv) other business factors. The RBC formula is designed as an early warning tool for the states to identify possible under-capitalized companies for the purpose of initiating regulatory action. In the course of its operations, the Company monitors the level of its RBC and it exceeds the minimum required levels.


Under insurance guaranty fund laws in most states, insurers doing business therein can be assessed (up to prescribed limits) for policyholder losses incurred by insolvent companies. GNA has estimated assessments related to known insolvencies, and has recorded a liability of $28.9 million at December 31, 1997 related to this estimated liability. The amount of any future assessments related to future insolvencies under these laws, however, cannot be reasonably estimated. Most of these laws do provide that an assessment may be excused or deferred if it would threaten an insurer's own financial strength.


Although the federal government generally does not directly regulate the business of insurance, federal initiatives often have an impact on the business in a variety of ways. Current and proposed federal measures which may significantly affect the insurance business include employee benefit regulation, removal of barriers preventing banks from engaging in the insurance business, tax law changes affecting the taxation of insurance companies and the tax treatment of insurance and investment products sold by the Company and the taxation impact on the relative desirability of various investment vehicles.


Year 2000

Year 2000 compliance programs and information systems modifications have been initiated in an attempt to ensure that these systems and key processes will remain functional. This objective is expected to be achieved either by modifying present systems using existing internal and external programming resources or by installing new systems, including enterprise systems, and by monitoring supplier and other third-party interfaces. While there can be no assurance that all such modifications will be successful, management does not expect that either costs of modifications or consequences of any unsuccessful modifications should have material adverse effect on the Company's financial position, results of operations or liquidity.

New Accounting Standards




In June 1996, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 125, Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities. This Statement provides accounting and reporting standards for transfers and servicing of financial assets and extinguishments of liabilities based on consistent application of a financial-components approach that focuses on control. It distinguishes transfers of financial assets that are sales from transfers that are secured borrowings. SFAS No. 125 is required to be adopted by the Company in 1997, except for certain sections which were deferred in accordance with SFAS
127. The adoption of the applicable provisions of SFAS No. 125 in 1997 did not have a material impact on the Company's consolidated financial statements and management of the Company does not expect that adoption of the remaining provisions of SFAS No. 125 will have a material impact on the Company's 1998 financial position, results of operations, or liquidity.

In June 1997, the FASB issued SFAS No. 130, Reporting Comprehensive Income. This Statement establishes standards for the reporting and display of comprehensive income and its components in a full set of general-purpose financial statements. Comprehensive income includes all changes in equity from nonowner sources; investments by and distributions to owners are excluded. SFAS No. 130 is effective for fiscal years beginning after December 15, 1997. The Company will include this new reporting information in its 1998 consolidated financial statements as required.

In June 1997, the FASB issued SFAS No. 131, Disclosures About Segments of an Enterprise and Related Information. SFAS No. 131 is effective of disclosures about segments of an enterprise and related information for periods beginning after December 15, 1997. This Statement establishes standards for the way that public business enterprises reporting information about operating segments in annual financial statements and requires that those enterprises report selected information about operating segments in interim financial reports issued to shareholders. It also establishes standards for related disclosures about products and services, geographic areas, and major customers. Management has not yet determined the impact, if any, of this Statement on the Company's future disclosures.

In December 1997, the American Institute of Certified Public Accountants issued Statement of Position (SOP) 97-3, Accounting by Insurance and Other Enterprises for Insurance-Related Assessments. This SOP provides guidance on accounting by insurance and other enterprises for guaranty-fund and certain other insurance related assessments. The SOP requires enterprises to recognize a liability for assessments when (a) an assessment has been asserted or information available prior to issuance of the financial statements indicates it is probable that an assessment will be asserted, (b) the underlying cause of the asserted or probable assessment has occurred on or before the date of the financial statements, and (c) the amount of the loss can be reasonably estimated. This SOP is effective for financial statements for fiscal years beginning after December 15, 1998 and will be reported in a manner similar to a cumulative effect of a change in accounting principle in the initial year of adoption. Management of the Company does not expect that this SOP will have a material impact on the Company's financial position, results of operations, or liquidity.

EXECUTIVE OFFICERS AND DIRECTORS

                                                          Position with GNA(1) and
                    Name (Age)                    Principal Occupation for Last Five Years
                    ----------                    ----------------------------------------


Geoffrey S. Stiff                           Director of GNA since 1994.  President and Chief Executive Officer of GNA since
(46)                                        1997.  Senior Vice President and Chief Financial Officer of GNA from 1993 - 1996.

Stephen P. Joyce                            Director and Senior Vice President of GNA since 1995.  Vice President, Business
(42)                                        Development, GE Capital Corporation 1991- Current.

Charles A. Kaminski                         Director since 1994 and Senior Vice President of GNA since 1993.
(49)

Victor C. Moses                             Director since 1994 and Senior Vice President of GNA since 1992.  Chief Actuary of
(50)                                        GNA since 1993.

Thomas W. Casey                             Senior Vice President and Chief Financial Officer of GNA since 1996. Vice
(35)                                        President of GNA 1993-96.

Debora Dyer Horvath                         Senior Vice President and Chief Information Officer of GNA since 1995.  Vice
(43)                                        President of GNA 1993-95.

Leon E. Roday                               Senior Vice President and General Counsel of GE Capital Assurance since 1996 and
(44)                                        GNA since 1998.  Attorney - LeBoeuf, Lamb, Greene & MacRae L.L.P. 1982-96.

Deborah C. Towner                           Senior Vice President and Chief Mortgage Officer of GNA since 1997.  Assistant
(44)                                        Vice President of GNA 1985-97.

James D. Atkins                             Senior Vice President of GNA since 1997.  Senior Vice President of First Colony
(40)                                        Life Insurance Company since 1992.

Donald W. Britton                           Senior Vice President of GNA since 1997.  President, First Colony Life Insurance
(49)                                        Company since 1997.  Executive Vice President, Marketing -First Colony Life
                                            Insurance Company 1992-97.

Frank D'Ambra                               Senior Vice President of GNA since 1997. Vice President of Canada Life Insurance
(44)                                        Company from 1994-97. Assistant Vice President of Confederated Life Insurance
                                            Company from 1990-94.

Frank T. Gencarelli                         Senior Vice President of GNA since 1997.  Vice President, then Senior Vice
(43)                                        President First Colony Life insurance Company since 1992.


John M. Howard                              Senior Vice President of GNA since 1997.  Vice President of GNA 1993-97.
(31)

Andrew J. Larsen                            Senior Vice President of GNA since 1997.  Director and executive Vice President of
(51)                                        First Colony Life Insurance Company since 1995.  Vice President First Colony Life
                                            Insurance Company 1986-95.

Mark E. Schwarzmann                         Senior Vice President of GNA since 1997.  Senior Vice President, Chief Operating
(36)                                        Officer GE Capital - ResCom 1995-97.  Managing Director, Business Development GE
                                            Capital Commercial Real Estate Financing and Services 1994-95.  Program General
                                            Manager, GE Power Generation 1993-94.

Marycatherine Yeagley                       Senior Vice President of GNA since 1995.  Vice President of GNA 1990-95.
(49)


John W. Attey                               Vice President, Counsel and Secretary of GNA since 1995. Associate
(38)                                        Counsel and  Assistant Vice President of GNA 1989-94.




                                                          Position with GNA(1) and
                    Name (Age)                     Principal Occupation for Last Five Years
                    ----------                     ----------------------------------------

Scott Curtis                                Vice President of GNA since 1996.  Sales and Marketing Manager/Director of GNA
(35)                                        1990-96.

Stephen N. DeVos                            Vice President and Controller of GNA since 1996.  Technical Adviser, GE Capital
(37)                                        Corporation 1994-96.  Manager, Coopers & Lybrand 1986-94.

Michael C. Knebel                           Vice President and Investment Officer of GNA since 1998.  Vice President and
(55)                                        Assistant Treasurer, SAFECO Corporation 1988-97.

Jeffrey I. Hugunin                          Treasurer of GNA since 1994. Vice President and Treasurer of
(35)                                        Federal Home Life Insurance Company and it subsidiaries since 1992.

Laurence M. Richmond                        Vice President of GNA since 1986.
(50)

J. Michael Singleton                        Vice President of GNA since 1985.
(57)


William C. Shumate, Sr.                     Vice President of GNA since 1996.  President of GE Capital Assignment Corporation
(49)                                        since 1995 and Executive Vice President from 1993-95.

Patricia C. Vaselakos                       Vice President of GNA since 1994. Program and Regional Marketing Director of GNA
(43)                                        1990-94.




(1) Each director is elected to serve until the next annual meeting of shareholders or until his or her successor is elected and shall have qualified.

Executive Compensation

     GNA's Executive Officers may also serve as officers of one or more of GNA's affiliated companies. In those cases allocations have been made as to each such individual's time devoted to his duties as an executive officer of GNA and its subsidiaries. The following table shows the compensation paid or awarded to, or earned by, based on these allocations, GNA's Chief Executive Officer and its four most highly compensated Executive Officers other than the Chief Executive Officer.

                                  Summary Compensation Table [From Susan Gaidos]

                                                Annual Compensation
                Name and                                                      Other Annual      Long Term
           Principal Position             Year       Salary      Bonus      Compensation(1)  Compensation(2)
           ------------------             ----       ------      -----      ---------------  ---------------

Geoffrey S. Stiff                         1997      $44,905     $3,675          $11,837              -0-
   President and Chief Executive          1996       53,718     31,700            9,384              -0-
   Officer                                1995       50,558     26,945              255              -0-

Charles A. Kiminski, Jr.                  1997       28,728     17,000              287              -0-

Leon E. Roday                             1997       23,891      7,025               91              -0-


Laurence M. Richmond                      1997       36,103     20,000               11            5,000
     Vice President                       1996       71,092     26,975           58,308           10,375
                                          1995       99,000     36,000            5,499           15,000

J. Michael Singleton                      1997       75,912     39,000              -0-           12,500
     Vice President                       1996      104,813     37,100           44,149           17,500
                                          1995       85,200     27,600            5,685              -0-



* Patrick E. Welch resigned his positions with GNA effective December 13, 1996, and Geoffrey S. Stiff assumed those responsibilities and became President and Chief Executive Officer effective December 16, 1996.

(1) Other annual compensation includes car allowance, car expense reimbursement, group term life insurance premiums and moving expense reimbursement.
(2) Not included in the above table is an annuity plan available to certain of GNA's officers which provides for annual payments for a ten year period in the amount of $25,000 after the completion of ten years of employment following the date of the award. The following officers listed in the Summary Compensation Table above have received awards payable as follows:
     Patrick E. Welch - $50,000 commencing August 1, 1993; Laurence M. Richmond
     - $25,000 commencing December 1, 1993; James M. Singleton - $25,000 commencing January 1, 1996; and Marycatherine Yeagley - $25,000 commencing January 1, 2000, and $25,000 commencing May 1, 2005. An officer's interest in the plan benefits vests at a rate of 10% ($2500) for each year following the date of the award. If an officer dies during the vesting period, his or her estate will receive 100% of the annual payment beginning on the commencement date. If an officer otherwise terminates employment during the vesting period, he or she will be entitled to receive at the commencement date only the vested portion of the plan benefit as of the date of termination.

In connection with the acquisition by GE Capital of all of the outstanding stock of GNA Corporation, The Weyerhaeuser Company, at no cost to GNA, made commitments to certain of GNA's officers, including each of the officers listed in the above table except Geoffrey S. Stiff and Steve Callahan, for a bonus to be paid if the officer were still employed by GNA on April 15, 1994 (one year from the closing date of the acquisition). Each of the eligible officers listed above received the bonus.

No Executive Officer participates in the formulation of his or her compensation. The compensation of Executive Officers is determined by the compensation committee at GNA and the individual to whom the Officer reports and is approved by the parent company of GNA Corporation.

GENERAL MATTERS

Performance Data

From time to time the Separate Account may publish advertisements containing performance data relating to its Variable Sub-accounts. Performance data will consist of total return quotations, which will always include quotations for recent one year and, when applicable, five and ten year periods and, where less than five or ten years, for the period subsequent to the date each Variable Sub-account first became available for investment. Such quotations for such periods will be the average annual rates of return required for an initial purchase payment of $1,000 to equal the actual Certificate Value attributable to such purchase payment on the last day of the period, after reflection of all charges. Performance figures used by the Separate Account are based on the actual historical performance of its Variable Sub-accounts for specified periods, and the figures are not intended to indicate future performance. More detailed information on the computations is set forth in the Statement of Additional Information.

Financial Statements

Financial statements of the Company are included in this Prospectus. Financial statements of the Separate Account are included in the Statement of Additional Information.

Restrictions Under the Texas Optional Retirement Program

Section 36.105 of the Texas Education Code permits Participants in the Texas Optional Retirement Program ("ORP") to withdraw their interest in a variable annuity contract issued under the ORP only upon (1) termination of employment in the Texas public institutions of higher education, (2) retirement, or (3) death. Accordingly, a Participant in the ORP, or the Participant's estate if the Participant has died, will be required to obtain a certificate of termination from the employer or a certificate of death before the Certificate can be terminated. The foregoing restrictions on withdrawal do not apply in the event a Participant in the ORP transfers the Certificate Value to another contract or another qualified custodian during the period of participation in the ORP.

Distribution of Contracts


GNA entered into an agreement with GNA Distributors, Inc. pursuant to which GNA Distributors, Inc. acted as the principal underwriter of the Contracts and used its best efforts to promote the sale of the Contracts and Certificates thereunder. GNA Distributors, Inc. is registered with the Securities and Exchange Commission as a broker-dealer under the Securities Exchange Act of 1934 ("1934 Act") and is a member of the National Association of Securities Dealers, Inc. ("NASD"). GNA Distributors, Inc. arranged for distribution of the Contracts and Certificates primarily by other broker-dealers registered under the 1934 Act and members of the NASD, including Capital Brokerage Corporation (formerly known as GNA Securities, Inc.). Sales of the Contracts and Certificates were made by registered representatives of such broker-dealers (or individuals not otherwise required to be registered) who were also licensed insurance agents, either individually or through various licensed insurance agencies. GNA or GNA Distributors, Inc. will pay a commission up to a maximum of six and one-fourth percent (6.25%) of each premium payment. In some instances there may also be paid a commission based on reinvested premium and/or Certificate Value on a certain date. GNA Distributors, Inc. and Capital Brokerage Corporation are wholly owned subsidiaries of GNA Corporation.



Legal Proceedings

There is no material pending litigation to which the Company is a party or of which any of the Company's property is the subject, and there are no legal proceedings contemplated by any governmental authorities against GNA of which the Company has any knowledge.

Legal Matters


The organization of GNA and its authority to issue the Contracts and the validity of the form of the Contracts have been passed upon by J. Neil McMurdie, Associate Counsel and Assistant Vice President of GNA.


Experts





The consolidated financial statements of Great Northern Insured Annuity Corporation and subsidiaries as of December 31, 1997 and 1996, and for each of the years in the three-year period ended December 31, 1997, have been included herein and in the registration statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of such firm as experts in accounting and auditing.

The financial statements of GNA Variable Investment Account as of December 31, 1997, and for each of the years in the three-year period ended December 31, 1997, have been included in the Statement of Additional Information in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, appearing elsewhere therein, and upon the authority of such firm as experts in accounting auditing.


Registration Statements

Registration statements have been filed with the Securities and Exchange Commission under the Securities Act of 1933 as amended with respect to the Contracts. This Prospectus does not contain all information set forth in the registration statements, their amendments and exhibits, to all of which reference is made for further information concerning us and the Contracts. Statements contained in this Prospectus as to the content of the Contracts and other legal instruments are summaries. For a complete statement of the terms thereof, reference is made to the instruments as filed in the registration statements.

STATEMENT OF ADDITIONAL INFORMATION

Table of Contents

                                Page
                                ----
Performance Data..............   2
Services......................   3
     Servicing Agent..........   3
     Principal Underwriter....   3
Financial Statements..........   4

APPENDIX A

State Premium Taxes

Premium taxes vary according to the state and are subject to change. In many jurisdictions there is no tax at all. For current information, a tax advisor should be consulted.

                                  TAX RATE
                                  --------

                         QUALIFIED          NONQUALIFIED
STATE                   Contracts            Contracts
-----                   -----------          ---------
ALABAMA...........         1.00%                1.00%
CALIFORNIA........           .50%               2.35%
DISTRICT OF
  COLUMBIA........         2.25%                2.25%
KANSAS............          .00                 2.00%
KENTUCKY..........         2.00%                2.00%
MAINE.............          .00                 2.00%
MISSISSIPPI.......          .00                 2.00%
NEVADA............          .00                 3.50%
NORTH
  CAROLINA........          .00                 1.90%
PUERTO RICO.......         1.00%                1.00%
SOUTH DAKOTA......          .00                 1.25%
WEST VIRGINIA.....         1.00%                1.00%
WYOMING...........          .00                 1.00%

APPENDIX B

Examples of Market Value Adjustments

The table below is designed to show the impact of the market value adjustment and withdrawal charge on a single premium of $10,000. It assumes the premium is allocated to a Sub-account with a 10-year Guarantee Period with a guaranteed rate of interest of 5%.

The market value adjustments are based on interpolated current interest rates (defined in the Contract as "C") of 3%, 5% and 7%. The Net Sub-account Values shown in the table are the maximum amounts available as cash withdrawals. Withdrawal charges shown are based on the withdrawal charge table set forth under "Charges and Deductions--Withdrawal Charges" in the Prospectus. The withdrawal charges shown also assume no partial withdrawals have been made, and thus the 10% free partial withdrawal is available. Values shown in the table have been rounded to the nearest dollar, and therefore the figures under the Net Sub-account Value columns may not equal the sum of corresponding figures under the Sub-account Value, Market Value Adjustment and Withdrawal Charge columns.

The five percent guaranteed interest rate assumed in the table is used for purposes of illustration only and should not be considered a representation of the interest rate GNA will guarantee for 10-year Guarantee Periods. Further, the three, five and seven percent interest rates on which the figures in the table have been based should not be considered a prediction as to the extent the current rates GNA uses may vary over the ten year period assumed in the table.

VARIABLE ANNUITY FIXED MGA ACCOUNT

                                Market Value Adjustments, Withdrawal Charges and Net Sub-account
                                                          Values for a
                               10-year Sub-account With a Guaranteed Interest Rate of 5% Based on
                                                          Interpolated
                                                   Current Interest Rates of:

                 5%            3%                      5%                      7%
                 ----          ----                    ----                    --

  End of              Market            Net    Market          Net    Market           Net
 Certifi-   Sub-      Value    With-    Sub-   Value   With-   Sub-   Value   With-    Sub-
   cate     account   Adjust- drawal account  Adjust- drawal account  Adjust- drawal   account
  Year      Value     ment    Charge Value     ment   Charge Value    ment    Charge   Value
 --------   -------   ------  ------ -------  ------  ------ -------  ------  ------   -------

     1       10,500   1,984     448    12,037    0      448   10,053 (1,640)   448    8,413
     2       11,025   1,834     445    12,414    0      445   10,580 (1,545)   445    9,035
     3       11,576   1,668     354    12,891    0      354   11,223 (1,432)   354    9,790
     4       12,155   1,487     264    13,378    0      264   11,892 (1,301)   264    10,590
     5       12,763   1,288     174    13,877    0      174   12,588 (1,149)   174    11,439
     6       13,401   1,072      0     14,473    0       0    13,401  (974)     0     12,427
     7       14,071    836       0     14,907    0       0    14,071  (774)     0     13,297
     8       14,775    579       0     15,354    0       0    14,775  (547)     0     14,227
     9       15,513    301       0     15,815    0       0    15,513  (290)     0     15,223
    10       16,289     0        0     16,289    0       0    16,289    0       0     16,289


The formulas used in determining the amounts shown in the above table are as follows:

(1) Market Value Adjustment Factor (MVAF) = (1 + Guaranteed Interest Rate) n/365 -1
                                              ----------------------------
                           1 + Current Interest Rate

(2) Maximum Free Withdrawal Amount (MFW) = 10% of current Sub-account Value. MFW is subject to MVA but not to withdrawal charge.

(3)   Market Value Adjustment (MVA) = [(Sub-Account Value) x MVAF].

(4)   Withdrawal Charge (WC) = [(Premium - MFW) x Withdrawal Charge Percent].

(5)   Net Sub-Account Value = [(Sub-Account Value + MVA-WC)]

                              FINANCIAL STATEMENTS


          GREAT NORTHERN INSURED ANNUITY CORPORATION AND SUBSIDIARIES
                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                    Contents

                                                                                                   Page
                                                                                                   ----



     Consolidated Financial Statements:
         Great Northern Insured Annuity Corporation and Subsidiaries
                  Independent Auditors' Report..................................................

                  Consolidated Balance Sheets as of December 31, 1997 and 1996..................

                  Consolidated Statements of Income for the Years Ended
                    December 31, 1997, 1996 and 1995 ...........................................

                  Consolidated Statements of Shareholder's Interest for the
                    Years Ended December 31, 1997, 1996 and 1995 ...............................

                  Consolidated Statements of Cash Flows for the Years
                    Ended December 31, 1997, 1996 and 1995 .....................................

                  Notes to Consolidated Financial Statements ...................................




                         [KPMG PEAT MARWICK LETTERHEAD]

Independent Auditors' Report

The Board of Directors
Great Northern Insured Annuity Corporation:

We have audited the accompanying consolidated balance sheets of Great Northern Insured Annuity Corporation and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of income, shareholder's interest, and cash flows for each of the years in the three-year period ended December 31, 1997. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Great Northern Insured Annuity Corporation and subsidiaries as of December 31, 1997 and 1996, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1997 in conformity with generally accepted accounting principles.

/s/ KPMG PEAT MARWICK LLP

Richmond, Virginia
January 23, 1998

GREAT NORTHERN INSURED ANNUITY CORPORATION AND SUBSIDIARIES

Consolidated Balance Sheets

December 31, 1997 and 1996
(Dollar amounts in millions, except per share amounts)

-------------------------------------------------------------------------------------------------------
Assets                                                                         1997               1996
-------------------------------------------------------------------------------------------------------
Investments:
     Fixed maturities available-for-sale, at fair value
      (amortized cost of $4,903.2 in 1997
        and $5,254.4 in 1996)                                               $ 5,056.9            5,270.1
     Mortgage loans, net of valuation allowance of $36.7 and $35.6
        at December 31, 1997 and 1996, respectively                           1,203.8            1,159.7
     Real estate owned, net                                                       4.1                -
     Policy loans                                                                 3.3                3.3
     Short-term investments                                                      98.8                3.9
     Other invested assets                                                      256.0              161.7
-------------------------------------------------------------------------------------------------------
Total investments                                                             6,622.9            6,598.7

Cash                                                                              2.8                2.3
Accrued investment income                                                       110.7              112.2
Deferred acquisition costs                                                       97.7              129.6
Intangible assets                                                                98.5              181.0
Deferred income taxes                                                             -                 19.1
Other assets                                                                    109.6               44.4
Separate account assets                                                          39.9               32.7
--------------------------------------------------------------------------------------------------------
Total assets                                                                $ 7,082.1            7,120.0
========================================================================================================
Liabilities and Shareholder's Interest
-------------------------------------------------------------------------------------------------------
Liabilities:
     Future annuity and contract benefits                                   $ 6,003.6            6,171.9
     Other policyholder liabilities                                              18.7               48.1
     Accounts payable and accrued expenses                                      215.1              177.4
     Separate account liabilities                                                39.9               32.7
     Deferred income tax liability                                               12.3                -
-------------------------------------------------------------------------------------------------------
Total liabilities                                                             6,289.6            6,430.1
-------------------------------------------------------------------------------------------------------
Shareholder's interest:
     Common stock, ($100 par value;  25,000 authorized, issued and
      outstanding)                                                                2.5                2.5
Additional paid-in capital                                                      542.0              542.0
Net unrealized investment gains                                                  38.3                7.0
Retained earnings                                                               209.7              138.4
-------------------------------------------------------------------------------------------------------
Total shareholder's interest                                                    792.5              689.9
-------------------------------------------------------------------------------------------------------
Total liabilities and shareholder's interest                                $ 7,082.1            7,120.0
=======================================================================================================

See accompanying notes to consolidated financial statements.

GREAT NORTHERN INSURED ANNUITY CORPORATION AND SUBSIDIARIES

Consolidated Statements of Income

Years ended December 31, 1997 and 1996
(Dollar amounts in millions)

-------------------------------------------------------------------------------------------------------------------------------
                                                                                            1997            1996          1995
-------------------------------------------------------------------------------------------------------------------------------
Revenues:
     Net investment income                                                     $             475.3           462.5         784.7
     Net realized investment gains (losses)                                                   19.7             3.1         (14.4)
     Premiums                                                                                 61.1           200.0         177.1
     Policy fees and other income                                                              8.3             8.1          16.7
-------------------------------------------------------------------------------------------------------------------------------
Total revenues                                                                               564.4           673.7         964.1
-------------------------------------------------------------------------------------------------------------------------------
Benefits and expenses:

     Interest credited                                                                       293.9           295.7         462.2
     Benefits and other changes in policy reserves                                            97.7           230.9         311.2
     Commissions                                                                              14.7            27.4          42.9
     General expenses                                                                         26.9            36.5          71.2
     Amortization of intangibles, net                                                         32.6            33.9          57.5
     Change in deferred acquisition costs, net                                                (8.2)          (26.7)        (42.9)
-------------------------------------------------------------------------------------------------------------------------------
Total benefits and expenses                                                                  457.6           597.7         902.1
-------------------------------------------------------------------------------------------------------------------------------
Income before income taxes and minority interest                                             106.8            76.0          62.0

Provision for income taxes                                                                    35.5            24.9          24.5
-------------------------------------------------------------------------------------------------------------------------------
Income before minority interest                                                               71.3            51.1          37.5

Minority interest                                                                              -               -            11.2
-------------------------------------------------------------------------------------------------------------------------------

Net income                                                                     $              71.3            51.1          26.3
===============================================================================================================================

See accompanying notes to consolidated financial statements.

GREAT NORTHERN INSURED ANNUITY CORPORATION AND SUBSIDIARIES

Consolidated Statements of Shareholder's Interest

Years ended December 31, 1997, 1996 and 1995
(Dollar amounts in millions, except share amounts)

---------------------------------------------------------------------------------------------------------------------------

                                                                                 Unrealized
                                                                Additional       Investment                       Total
                                                                  Paid-in          Gains        Retained     Shareholder's
                                      Shares    Amount            Capital         (Losses)      Earnings         Interest
--------------------------------------------------------------------------------------------------------------------------
Balances at December 31, 1994         25,000   $     2.5          719.4           (528.8)         72.3            265.4
Net income                                 -         -              -                -            26.3             26.3
Dividend of GE Capital Assurance           -         -           (175.2)             -           (11.3)          (186.5)
Purchase price adjustments                 -         -             (2.3)             -             -               (2.3)
Net unrealized investment gains            -         -              -              558.7           -              558.7
----------------------------------------------------------------------------------------------------------------------

Balances at December 31, 1995         25,000         2.5          541.9             29.9          87.3            661.6
Net income                                 -         -              -                -            51.1             51.1
Purchase price adjustments                 -         -              0.1              -             -                0.1
Net unrealized investment losses           -         -              -              (22.9)          -              (22.9)
----------------------------------------------------------------------------------------------------------------------

Balances at December 31, 1996         25,000         2.5          542.0              7.0         138.4            689.9
Net income                                 -         -              -                -            71.3             71.3
Net unrealized investment gains            -         -              -               31.3           -               31.3
----------------------------------------------------------------------------------------------------------------------
Balances at December 31, 1997         25,000   $     2.5          542.0             38.3         209.7            792.5
=======================================================================================================================

See accompanying notes to consolidated financial statements.

GREAT NORTHERN INSURED ANNUITY CORPORATION AND SUBSIDIARIES

Consolidated Statements of Cash Flows

Years ended December 31, 1997, 1996 and 1995
(Dollar amounts in millions)

--------------------------------------------------------------------------------------------------------------
                                                                         1997            1996            1995
--------------------------------------------------------------------------------------------------------------
Cash flows from operating activities:
     Net income                                                      $     71.3            51.1            26.3
     Adjustments to reconcile net income to net cash provided
      by operating activities:
         Minority interest                                                  -               -              11.2
         Increase in future policy benefits                               355.3           496.7           636.7
         Equity in earnings of GE Capital Life of New York                 (8.4)           (7.6)           (1.3)
         Net realized investment gains                                    (19.7)           (3.1)           14.4
         Amortization of investment premiums and discounts                  9.9            27.7            61.4
         Amortization of intangibles                                       32.6            33.9            57.5
         Deferred income tax expense (benefit)                             17.0           (10.4)            4.0
         Change in certain assets and liabilities:
            Decrease (increase) in:
                Accrued investment income                                   1.5           (26.6)           (6.5)
                Deferred acquisition costs                                 (8.2)          (26.7)          (42.9)
                Other assets, net                                         (66.1)          (12.4)           12.6
            Increase (decrease) in:
                Other policy related balances                             (29.4)          (25.5)          (25.7)
                Accounts payable and accrued expenses                      37.7            73.3            24.1
--------------------------------------------------------------------------------------------------------------
Total adjustments                                                         322.2           519.3           745.5
--------------------------------------------------------------------------------------------------------------
Net cash provided by operating activities                                 393.5           570.4           771.8
--------------------------------------------------------------------------------------------------------------
Cash flows from investing activities:
     Proceeds from investments in fixed maturities
      and real estate                                                   1,229.3           868.2         1,735.6
     Principal collected on mortgage and policy loans                     152.1           163.9           124.4
     Purchases of fixed maturities                                       (965.2)       (1,199.5)       (1,846.5)
     Mortgage and policy loan originations                               (198.0)          (42.3)         (159.9)
     Dividends received                                                     7.2             7.5             7.1
--------------------------------------------------------------------------------------------------------------
Net cash provided by (used in) investing activities                       225.4          (202.2)         (139.3)
--------------------------------------------------------------------------------------------------------------
Cash flows from financing activities:
     Proceeds from issue of investment contracts                          263.9           415.6           810.3
     Redemption and benefit payments on investment contracts             (787.4)         (807.6)       (1,469.2)
     Cash distributed in conjunction with dividend                          -               -             (31.5)
--------------------------------------------------------------------------------------------------------------
Net cash used in financing activities                                    (523.5)         (392.0)         (690.4)
--------------------------------------------------------------------------------------------------------------
Net increase (decrease) in cash and cash equivalents                       95.4           (23.8)          (57.9)
===============================================================================================================
Cash and cash equivalents at beginning of year                              6.2            30.0            87.9
===============================================================================================================
Cash and cash equivalents at end of year                             $    101.6             6.2            30.0
===============================================================================================================

See accompanying notes to consolidated financial statements.

GREAT NORTHERN INSURED ANNUITY CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements

Years Ended December 31, 1997, 1996 and 1995
(Dollar amounts in millions)

==============================================================================



   (1) Basis of Presentation, Principles of Consolidation and Summary of Significant Accounting Policies

         Basis of Presentation

         These consolidated financial statements have been prepared on the basis of generally accepted accounting principles (GAAP) for stock life insurance companies, which vary in several respects from accounting practices prescribed or permitted by the Insurance Commissioner of the State of Washington, where Great Northern Insured Annuity Corporation (GNA or the Company) is domiciled. The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts and related disclosures. Actual results could differ from those estimates.

         Principles of Consolidation

         Effective April 1, 1993, General Electric Capital Corporation (GE Capital), all of whose common stock is indirectly owned by General Electric Company, completed the acquisition of GNA's parent company, GNA Corporation. Effective July 14, 1993, GE Capital acquired 100% of the issued and outstanding capital stock of United Pacific Life Insurance Company and four of its seven wholly-owned subsidiaries (collectively, the Acquisitions). During 1994 United Pacific Life Insurance Company was renamed General Electric Capital Assurance Company (GE Capital Assurance).

         Effective October 1, 1995, the Company was party to a reorganization (the Reorganization) involving GNA Corporation and certain of its life insurance company subsidiaries. The Reorganization allows all life insurance company subsidiaries of GNA Corporation to file a consolidated federal tax return.

         Prior to the Reorganization, GE Capital Assurance's voting common stock was owned by GNA and its preferred and nonvoting common stock was owned by GNA Corporation, thus resulting in minority interest. As part of the Reorganization, GNA became a wholly-owned subsidiary of GE Capital Assurance and GE Capital Assurance became a wholly-

GREAT NORTHERN INSURED ANNUITY CORPORATION

Notes to Consolidated Financial Statements

(Dollar amounts in millions)

===============================================================================




   (1)   Continued

         owned subsidiary of GNA Corporation. In order for GE Capital Assurance to become the direct parent of GNA, GNA Corporation contributed all of the stock of GNA to GE Capital Assurance in exchange for voting share of GE Capital Assurance. On October 1, 1995, GNA distributed its holdings of GE Capital Assurance common stock to GE Capital Assurance with the result that GE Capital Assurance is now wholly-owned by GNA Corporation and a decrease in shareholder's interest of $186.5.

         The accompanying consolidated financial statements include the accounts of GNA and its subsidiaries prior to the Reorganization, GE Capital Assurance and First GNA Life Insurance Company of New York (First GNA), owned 48% by GNA and 52% by GE Capital Assurance. The results subsequent to the Reorganization include GNA, as well as its proportionate share of First GNA, accounted for under the equity method. Effective February 1, 1996, First GNA was renamed GE Capital Life Assurance Company of New York (GE Capital Life of New York).

         Products

         The Company's operations are in one business segment, Wealth Accumulation and Transfer. Wealth Accumulation and Transfer products are investment vehicles and insurance contracts intended to increase the policyholder's wealth, transfer wealth to beneficiaries or provide a means for replacing the income of the insured in the event of premature death. The Company's principal product lines under the Wealth Accumulation and Transfer segment are deferred annuities (fixed and variable) and immediate annuities.

         The Company primarily sells its products through banks, thrifts and other financial institutions.

         Revenues

         Investment income is recorded when earned. Investment gains and losses are calculated on the basis of specific identification. Premiums on short duration insurance contracts are reported as revenue over the terms of the related insurance policies. In general, earned premiums are calculated on a pro-rata basis or are recognized in proportion to expected claims. Premiums on long-duration insurance products are recognized as earned when

GREAT NORTHERN INSURED ANNUITY CORPORATION

Notes to Consolidated Financial Statements

(Dollar amounts in millions)

===============================================================================





   (1)   Continued

         due or, in the case of life contingent immediate annuities, when the contracts are issued. Premiums received under annuity contracts without significant mortality risk and premiums received on universal life products are not reported as revenues but as future annuity and contract benefits. Other income consists primarily of surrender charges on certain policies. Surrender charges are recognized as income when the policy is surrendered.

         Statements of Cash Flows

         Certificates and other time deposits are classified as short-term investments on the consolidated balance sheets and considered cash equivalents in the consolidated statements of cash flows.

         Investments

         The Company has designated its fixed maturities (bonds, notes, and redeemable preferred stock) as available-for-sale. The fair value for fixed maturities is based on quoted market prices, where available. For fixed maturities not actively traded, fair values are estimated using values obtained from independent pricing services or, in the case of private placements, are estimated by discounting expected future cash flows using a current market rate applicable to the credit quality, call features and maturity of the investments, as applicable.

         Changes in the market values of investments available-for-sale, net of the effect on deferred policy acquisition costs, present value of future profits and deferred federal income taxes, are reflected as unrealized investment gains or losses in a separate component of shareholder's interest and, accordingly, have no effect on net income. Unrealized losses that are considered other than temporary are recognized in earnings through an adjustment to the amortized cost basis of the underlying securities.

         Investment income on mortgage-backed securities is initially based upon yield, cash flow and prepayment assumptions at the date of purchase. Subsequent revisions in those assumptions are recorded using the retrospective method, whereby the amortized cost of the securities is adjusted to the amount that would have existed had the revised

GREAT NORTHERN INSURED ANNUITY CORPORATION

Notes to Consolidated Financial Statements

(Dollar amounts in millions)

===============================================================================




   (1)   Continued

         assumptions been in place at the date of purchase. The adjustments to amortized cost are recorded as a charge or credit to investment income.

         The Company does not engage in derivatives trading, market-making or other speculative activities. The Company requires all options to be designated and accounted for as hedges of specific assets, liabilities or committed transactions; resulting payments and receipts are recognized contemporaneously with effects of hedged transactions. Any instrument designated but ineffective as a hedge is marked to market and recognized in operations immediately. A payment or receipt arising from early termination of an effective hedge is accounted for as an adjustment to the basis of the hedged transaction.

         Mortgage and policy loans are stated at the unpaid principal balance of such loans, net of allowances for estimated uncollectable amounts.

         Deferred Acquisition Costs

         Acquisition costs include costs and expenses which vary with and are primarily related to the acquisition of insurance and investment contracts, such as commissions, direct advertising and printing and certain support costs such as underwriting and policy issue expenses. Acquisition costs capitalized are determined by actual costs and expenses incurred by product in the year of issue.

         For investment contracts, deferred acquisition costs are amortized based on the present value of the anticipated gross profits from investments, interest credited, surrender charges, mortality and maintenance expenses. As actual gross profits vary from projected, the impact on amortization is included in net income. For insurance contracts, the acquisition costs are amortized in relation to the benefit payments or the present value of expected future premiums.

         Recoverability of deferred acquisition costs is evaluated periodically by comparing the current estimate of expected future gross profits to the unamortized asset balances. If such comparison indicates that the expected gross profits will not be sufficient to recover the asset, the difference is charged to expense.

GREAT NORTHERN INSURED ANNUITY CORPORATION

Notes to Consolidated Financial Statements

(Dollar amounts in millions)

===============================================================================




   (1)   Continued

         Intangible Assets

         Present Value of Future Profits - In conjunction with the acquisitions of life insurance subsidiaries, a portion of the purchase price is assigned to the right to receive future gross profits arising from existing insurance and investment contracts. This intangible asset, called the present value of future profits (PVFP), represents the actuarially determined present value of the projected future cash flows from the acquired policies.

         Goodwill - Goodwill is amortized over its estimated period of benefit on the straight-line method. No amortization period exceeds 25 years. Goodwill in excess of associated expected operating cash flows is considered to be impaired and is written down to fair value.

         Federal Income Taxes

         The Company is included with GE Capital Assurance in a life insurance consolidated federal income tax return. Deferred taxes are allocated by applying the asset and liability method of accounting for deferred income taxes to members of the group as if each member was a separate taxpayer. Intercompany balances are settled annually.

         Future Annuity and Contract Benefits

         Future annuity and contract benefits consists of the liability for life insurance policies and immediate and deferred annuity contracts. Depending on the type of contract, these are calculated based upon actuarial assumptions as to mortality, morbidity, interest, expense and withdrawals, with experience adjustments for adverse deviation where appropriate.

         Separate Accounts

         The separate account assets and liabilities represent funds held for the exclusive benefit of the variable annuity contract owners. The Company receives mortality risk fees and administration charges from the variable mutual fund portfolios. The separate account assets are carried at fair value and are equivalent to the liabilities that represent the policyholders' equity in those assets.

GREAT NORTHERN INSURED ANNUITY CORPORATION

Notes to Consolidated Financial Statements

(Dollar amounts in millions)

===============================================================================




   (1)   Continued

         Reclassifications

         Certain reclassifications may have been made to the prior year's financial statements to conform to the current year's presentation. These reclassifications have no effect on reported net income of financial position.

    (2)  Investments

         General

         For the years ended December 31, the sources of investment income of the Company were as follows:

                                                                                    1997      1996       1995
-------------------------------------------------------------------------------------------------------------
 Fixed maturities                                                          $      369.6     353.0      662.9
 Mortgage loans                                                                    97.8     102.8      122.3
 GE Capital Life of New York equity method income                                   8.4       7.6        1.3
 Other                                                                              3.4       2.4        4.9
-------------------------------------------------------------------------------------------------------------
 Gross investment income                                                          479.2     465.8      791.4
 Investment expenses                                                               (3.9)     (3.3)      (6.7)
-------------------------------------------------------------------------------------------------------------
 Net investment income                                                     $      475.3     462.5      784.7
=============================================================================================================

GREAT NORTHERN INSURED ANNUITY CORPORATION

Notes to Consolidated Financial Statements
(Dollar amounts in millions)

   (2)   Continued

         For the years ended December 31, sales proceeds and gross realized investment gains and losses resulting from the sales of investment securities available-for-sale were as follows:

                                                                                1997       1996      1995
------------------------------------------------------------------------------------------------------------
Sales proceeds                                                             $     349.4      192.8     998.9
Gross realized investment:
     Gains                                                                        24.1        8.1      16.6
     Losses                                                                       (4.4)      (5.0)    (31.0)
------------------------------------------------------------------------------------------------------------
Net realized investment gains (losses)                                     $      19.7        3.1     (14.4)
============================================================================================================


         The additional proceeds from investments presented in the statements of cash flows result from principal collected on mortgage-backed securities, maturities, calls and sinking payments.

         Net unrealized gains and losses on investment securities classified as available-for-sale are reduced by deferred income taxes and adjustments to the present value of future profits and deferred acquisition costs that would have resulted had such gains and losses been realized. Net unrealized gains and losses on available-for-sale investment securities reflected as a separate component of shareholder's interest are summarized as follows:

                                                                                       1997         1996
-----------------------------------------------------------------------------------------------------------
 Net unrealized gains on available-for-sale investment securities before adjustments:
 Fixed maturities                                                              $        153.7         15.7
 Other invested assets                                                                    3.5          5.4
-----------------------------------------------------------------------------------------------------------
 Sub-total                                                                              157.2         21.1

 Adjustments to the present value of future profits and deferred
      acquisition costs                                                                (100.1)       (10.0)
 Deferred income taxes                                                                  (18.8)        (4.1)
-----------------------------------------------------------------------------------------------------------
 Net unrealized gains on available-for-sale investment securities              $         38.3          7.0
===========================================================================================================

GREAT NORTHERN INSURED ANNUITY CORPORATION

Notes to Consolidated Financial Statements

(Dollar amounts in millions)

===============================================================================




   (2)   Continued

         At December 31, the amortized cost, gross unrealized gains and losses, and fair values of the Company's fixed maturities available-for-sale were as follows:

                                                                           Gross         Gross
                                                         Amortized    unrealized    unrealized          Fair
1997                                                          cost         gains        losses         value
-------------------------------------------------------------------------------------------------------------
Fixed maturities:
     U.S. government and agency                      $          78.5          10.8           -            89.3
     Non-U.S. corporate                                        184.1          12.1          (0.9)        195.3
     U.S. corporate                                          2,826.9          97.6          (5.9)      2,918.6
     Mortgage-backed                                         1,813.7          48.7          (8.7)      1,853.7
-------------------------------------------------------------------------------------------------------------
 Total fixed maturities                              $       4,903.2         169.2         (15.5)      5,056.9
=============================================================================================================



                                                                            Gross         Gross
                                                         Amortized     unrealized    unrealized         Fair
1996                                                          cost          gains        losses        value
-------------------------------------------------------------------------------------------------------------
Fixed maturities:
     U.S. government and agency                      $         144.5            9.9          (1.4)       153.0
     Non-U.S. corporate                                        200.9            6.7          (1.5)       206.1
     U.S. corporate                                          3,065.0           10.1         (28.0)     3,047.1
     Mortgage-backed                                         1,844.0           36.5         (16.6)     1,863.9
-------------------------------------------------------------------------------------------------------------
 Total fixed maturities                              $       5,254.4           63.2         (47.5)     5,270.1
==============================================================================================================

GREAT NORTHERN INSURED ANNUITY CORPORATION

Notes to Consolidated Financial Statements

(Dollar amounts in millions)

===============================================================================



   (2) Continued

         The scheduled maturity distribution of the fixed maturities portfolio at December 31 follows. Expected maturities may differ from scheduled contractual maturities because issuers of securities may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                                                             1997
                                                                                --------------------------
                                                                                  Amortized          Fair
                                                                                       cost         value
----------------------------------------------------------------------------------------------------------
Due in one year or less                                                       $         396.4         398.5
Due one year through five years                                                       1,475.0       1,501.7
Due five years through ten years                                                        569.2         592.3
Due after ten years                                                                     648.9         710.7
----------------------------------------------------------------------------------------------------------
Subtotals                                                                             3,089.5       3,203.2
Mortgage-backed securities                                                            1,813.7       1,853.7
----------------------------------------------------------------------------------------------------------
Totals                                                                        $       4,903.2       5,056.9
==========================================================================================================


         As required by law, the Company has investments on deposit with governmental authorities and banks for the protection of policyholders of $3.5 and $3.0 to December 31, 1997 and 1996, respectively.

         At December 31, 1997, approximately 23.5% and 15.3% of the Company's investment portfolio is comprised of securities issued by the manufacturing and financial industries, respectively, the vast majority of which are rated investment grade, and which are senior secured bonds. No other industry group comprises more than 10% of the Company's investment portfolio. This portfolio is widely diversified among various geographic regions in the United States, and is not dependent on the economic stability of one particular region.

         At December 31, 1997, the Company did not hold any fixed maturity securities, other than securities issued or guaranteed by the U.S. government, which exceeded 10% of shareholder's interest.

GREAT NORTHERN INSURED ANNUITY CORPORATION

Notes to Consolidated Financial Statements

(Dollar amounts in millions)

===============================================================================



   (2) Continued

         The credit quality of the fixed maturity portfolio at December 31 follows. The categories are based on the higher of the ratings published by Standard & Poors or Moody's.

                                                               1997                         1996
                                                   ------------------------        ---------------------
                                                           Fair                          Fair
                                                          value    Percent              value   Percent
--------------------------------------------------------------------------------------------------------
 Agencies and treasuries                         $        1,207.0       23.9%    $      1,400.5      26.6%
 AAA/Aaa                                                    612.3       12.1              476.7       9.0
 AA/Aa                                                      317.1        6.3              284.6       5.4
 A/A                                                      1,162.4       23.0            1,412.7      26.8
 BBB/Baa                                                  1,262.7       25.0            1,275.1      24.2
 BB/Ba                                                       36.9        0.7               40.7       0.8
 B/B                                                          3.1        0.1                -         -
 Not rated                                                  455.4        8.9              379.8       7.2
--------------------------------------------------------------------------------------------------------
 Totals                                          $        5,056.9      100.0%    $      5,270.1     100.0%
--------------------------------------------------------------------------------------------------------




         Bonds with ratings ranging from AAA/Aaa to BBB-/Baa3 are generally regarded as investment grade securities. Some agencies and treasuries (that is, those securities issued by the United States government or an agency thereof) are not rated, but all are considered to be investment grade securities. Finally, some securities, such as private placements, have not been assigned a rating by any rating service and are therefore categorized as "not rated." This has neither positive nor negative implications regarding the value of the security.

         At December 31, 1997, there were no fixed maturities in default as to principal and interest.

         Mortgage Loans

         At December 31, 1997 and 1996, the Company's mortgage loan portfolio consisted of 989 and 1,044, respectively, first mortgage loans on commercial real estate properties. The loans, which are originated by the Company through a network of mortgage bankers, are made only on completed, leased properties and have a maximum loan-to-value ratio of 75% at the date of origination.

GREAT NORTHERN INSURED ANNUITY CORPORATION
Notes to Consolidated Financial Statements
(Dollar amounts in millions)

   (2) Continued

         At December 31, 1997 and 1996, respectively, the Company held $451.1 and $449.0 in mortgages secured by real estate in California, comprising 36% and 38% of the respective total mortgage portfolio. For the years ended December 31, 1997, 1996 and 1995, respectively, the Company originated $79.7, $12.5 and $18.5 of mortgages secured by real estate in California, which represent 40%, 29% and 13% of the respective total origination's for those years.

         "Impaired" loans are defined under generally accepted accounting principles as loans for which it is probable that the lender will be unable to collect all amounts due according to the original contractual terms of the loan agreement. That definition excludes, among other things, leases, or large groups of smaller-balance homogeneous loans, and therefore applies principally to the Company's commercial loans.

         Under these principles, the Company has two types of "impaired" loans as of December 31, 1997 and 1996: loans requiring allowances for losses ($0 and $1.7, respectively) and loans expected to be fully recoverable because the carrying amount has been reduced previously through charge-offs or deferral of income recognition ($6.1 and $12.6, respectively). Allowance for losses on these loans as of December 31, 1997 and 1996 were $0 and $.8, respectively. Average investment in impaired loans during 1997, 1996 and 1995 was $8.9, $15.6 and $11.3 respectively and interest income earned on these loans while they were considered impaired was $.7, $.7 and $1.3, respectively.

         The following table shows the activity in the allowance for losses during the years ended December 31:

                                              1997      1996       1995
------------------------------------------------------------------------

Balance at January 1                    $       35.6      35.3       32.0
Dividend of GE Capital Assurance                 -         -         (0.3)
Provision charged to operations                  2.3       2.5        2.8
Amounts written off, net of recoveries          (1.2)     (2.2)       0.8
------------------------------------------------------------------------
Balance at December 31                  $       36.7      35.6       35.3
========================================================================

GREAT NORTHERN INSURED ANNUITY CORPORATION

Notes to Consolidated Financial Statements

(Dollar amounts in millions)

===============================================================================



   (2) Continued

         The write-offs represented .09%, 0.18% and 0.15% of average mortgage loans outstanding during 1997, 1996 and 1995, respectively.

         The allowance for losses on mortgage loans at December 31, 1997 and 1996 represented 3.0% and 3.1% of gross mortgage loans, respectively.

         Investment in GE Capital Life of New York

         A portion of other invested assets at December 31, 1997 and 1996 included $126.3 and $121.0, respectively, for the Company's 48% investment in GE Capital Life of New York, accounted for under the equity method. Investment income for 1997 and 1996 includes $8.4 and $7.6 for equity in earnings of GE Capital Life of New York respectively. For 1995, investment income includes $1.3 for equity in earnings of GE Capital Life of New York subsequent to the Reorganization on October 1, 1995. Prior to the Reorganization, GE Capital Life of New York was consolidated. Following is the summarized financial information for GE Capital Life of New York as of and for the years ended December 31:

                                              1997        1996        1995
--------------------------------------------------------------------------
Total revenue                         $       164.4       163.3       102.0
Total expenses                                135.4       137.6        84.1
--------------------------------------------------------------------------
Income before income taxes                     29.0        25.7        17.9
Provision for income taxes                     11.5         9.8         8.4
--------------------------------------------------------------------------
Net income                            $        17.5        15.9         9.5
==========================================================================
Total investments                     $     1,667.6     1,554.1     1,491.6

Other assets                                  139.9       154.9       100.1
--------------------------------------------------------------------------
Total assets                          $     1,807.5     1,709.0     1,591.7
==========================================================================

Total liabilities                     $     1,547.2     1,459.8     1,334.9

Shareholder's interest                        260.3       249.2       256.8
--------------------------------------------------------------------------
Total liabilities and
  shareholder's interest              $     1,807.5     1,709.0     1,591.7
--------------------------------------------------------------------------


GREAT NORTHERN INSURED ANNUITY CORPORATION

Notes to Consolidated Financial Statements

(Dollar amounts in millions)

===============================================================================




   (3)   Deferred Acquisition Costs

         Activity impacting deferred acquisition costs for the years ended December 31, was as follows:

                                                                                 1997      1996       1995
-----------------------------------------------------------------------------------------------------------
Unamortized balance at January 1                                           $      133.2     106.5       90.2
Dividend of GE Capital Assurance                                                    -         -        (26.6)
Costs deferred                                                                     18.4      36.0       53.0
Amortization, net                                                                 (10.2)     (9.3)     (10.1)
-----------------------------------------------------------------------------------------------------------
Unamortized balance at December 31                                                141.4     133.2      106.5
Cumulative effect of net unrealized investment gains                              (43.7)     (3.6)     (17.7)
-----------------------------------------------------------------------------------------------------------
Recorded balance                                                           $       97.7     129.6       88.8
============================================================================================================



   (4) Intangible Assets

         Present Value of Future Profits (PVFP)

         The method used by the Company to value PVFP in connection with acquisitions of life insurance entities is summarized as follows: (1) identify the future gross profits attributable to certain lines of business, (2) identify the risks inherent in realizing those gross profits, and (3) discount these gross profits at the rate of return that the Company must earn in order to accept the inherent risks.

         After PVFP is determined, the amount is amortized, net of accreted interest in a manner similar to the amortization of deferred acquisition cost. Interest accretes at rates credited to policyholders on underlying contracts. As actual results vary from projected amounts, the impact on amortization is included in net income.

         Recoverability of PVFP is evaluated periodically by comparing the current estimate of expected future gross profits to the unamortized asset balance. If such comparison indicates that the expected gross profits will not be sufficient to recover PVFP, the difference is charged to expense.

GREAT NORTHERN INSURED ANNUITY CORPORATION

Notes to Consolidated Financial Statements

(Dollar amounts in millions)

===============================================================================



   (4) Continued

         The following table presents the activity in PVFP for the years ended December 31:

                                                                                  1997      1996       1995
----------------------------------------------------------------------------------------------------------
Unamortized balance at January 1                                          $      155.1     187.5      313.9
Dividend of GE Capital Assurance                                                   -         -        (74.0)
Interest accrued at 5.2% in 1997, 5.4% in 1996 and 4.8% in 1995                    7.1      10.0       15.4
Amortization                                                                     (38.1)    (42.4)     (67.8)
----------------------------------------------------------------------------------------------------------
Unamortized balance at December 31                                               124.1     155.1      187.5
Cumulative effect of net unrealized investment gains                             (56.4)     (6.4)     (65.1)
----------------------------------------------------------------------------------------------------------
Recorded balance                                                          $       67.7     148.7      122.4
===========================================================================================================


         The estimated percentage of the December 31, 1997 balance, before the effect of unrealized investment gains or losses, to be amortized over each of the next five years is as follows:

1998                    20%
1999                    16
2000                    13
2001                    11
2002                     9


         Goodwill

         At December 31, 1997 and 1996, total unamortized goodwill was $29.7 and $31.2, respectively, which is shown net of accumulated amortization of $6.9 and $5.5, respectively. Goodwill amortization was $1.5, $1.5 and $4.8 for the years ended December 31, 1997, 1996 and 1995, respectively.

GREAT NORTHERN INSURED ANNUITY CORPORATION

Notes to Consolidated Financial Statements

(Dollar amounts in millions)

===============================================================================



   (5)   Future Annuity and Contract Benefits

         Investment and Universal Life Type Contracts

         Investment contracts are broadly defined to include contracts without significant mortality or morbidity risk. Payments received from sales of investment and universal life contracts are recognized by providing a liability equal to the current account value of the policyholder's contracts. Interest rates credited to investment contracts are guaranteed for the initial policy term with renewal rates determined as necessary by management. At December 31, 1997 and 1996, investment and universal life contracts comprised $5,435.8 and $5,660.9, respectively.

         Insurance Contracts

         Insurance contracts are broadly defined to include contracts with significant mortality and/or morbidity risk. The liability for future benefits of insurance contracts is the present value of such benefits based on mortality, morbidity, and other assumptions which were appropriate at the time the policies were issued or acquired. These assumptions are periodically evaluated for potential premium deficiencies. At December 31, 1997 and 1996, insurance contracts comprised $567.8 and $511.0, respectively.

         Interest rate assumptions used in calculating the present value of future annuity and contract benefits range from 5.8% to 9.9%.

GREAT NORTHERN INSURED ANNUITY CORPORATION

Notes to Consolidated Financial Statements

(Dollar amounts in millions)

===============================================================================



   (6) Income Taxes

         The total provision for income taxes for the years ended December 31 consisted of the following components:

                                                                                  1997        1996       1995
------------------------------------------------------------------------------------------------------------
Current federal income tax provision                                      $       17.2        34.3       19.5
Deferred federal income tax provision (benefit)                                   17.3       (10.1)       3.9
------------------------------------------------------------------------------------------------------------

Subtotal federal provision                                                        34.5        24.2       23.4

Current state income tax provision                                                 1.3         1.0        1.0
Deferred state income tax provision (benefit)                                     (0.3)       (0.3)       0.1
------------------------------------------------------------------------------------------------------------
Subtotal state provision                                                           1.0         0.7        1.1
------------------------------------------------------------------------------------------------------------
Total income tax provision                                                $       35.5        24.9       24.5
=============================================================================================================


         The reconciliation of the federal statutory tax rate to the effective income tax rate is as follows:

                                                                                1997       1996        1995
------------------------------------------------------------------------------------------------------------
Statutory U.S. federal income tax rate                                          35.0%      35.0%       35.0%
Equity in earnings of GE Capital Life of New York                               (2.8)      (3.5)       (0.7)
State income tax                                                                 0.6        0.6         1.2
Goodwill amortization                                                            0.5        0.7         2.7
Other, net                                                                      (0.1)       -           1.3
----------------------------------------------------------------------------------------------------------
Effective rate                                                                  33.2%      32.8%       39.5%
===========================================================================================================


GREAT NORTHERN INSURED ANNUITY CORPORATION

Notes to Consolidated Financial Statements

(Dollar amounts in millions)

===============================================================================



   (6) Continued

         The components of the net deferred income tax benefit at December 31 are as follows:

                                                                                      1997             1996
------------------------------------------------------------------------------------------------------------
Assets:

     Future annuity and contract benefits                                  $           68.7             68.2
     Guaranty association assessments                                                  11.7             14.1
     Mortgage loans and real estate owned                                               -                6.2
     Other                                                                              1.0              0.7
-----------------------------------------------------------------------------------------------------------
Total deferred tax assets                                                              81.4             89.2
-----------------------------------------------------------------------------------------------------------
Liabilities:

     Net unrealized gains on investment securities                                    (18.8)            (4.1)
     Investments                                                                       (3.1)            (2.0)
     Present value of future profits                                                  (35.7)           (45.2)
     Deferred acquisition costs                                                       (22.5)           (16.4)
     Other                                                                            (13.6)            (2.4)
-----------------------------------------------------------------------------------------------------------
Total deferred tax liabilities                                                        (93.7)           (70.1)
-----------------------------------------------------------------------------------------------------------
Net deferred income tax benefit (liability)                                $          (12.3)            19.1
============================================================================================================


         Based on an analysis of the Company's tax position, management believes it is more likely than not that the results of future operations and implementation of tax planning strategies will generate sufficient taxable income enabling the Company to realize remaining deferred tax assets. Accordingly, no valuation allowance for deferred tax assets was deemed necessary.

         The Company paid $25.4, $50.4 and $1.7, for federal and state income taxes during the years 1997, 1996 and 1995, respectively.


   (7) Related Party Transactions

         During the years ended December 31, 1997, 1996 and 1995, the Company recognized $3.4, $3.4 and $1.6, respectively, from its affiliates, Capital Brokerage Corporation (formerly known as GNA Securities, Inc.) and GNA Distributors, Inc. for reimbursement of marketing, administrative and general office expenses.

GREAT NORTHERN INSURED ANNUITY CORPORATION

Notes to Consolidated Financial Statements

(Dollar amounts in millions)

===============================================================================



   (7) Continued

         During the years ended December 31, 1997, 1996 and 1995, the Company received a dividend from GE Capital Life of New York of $7.2, $7.5 and $7.1, respectively.

   (8) Commitments and Contingencies

         Mortgage Loan Commitments

         As of December 31, 1997 and 1996, the Company was committed to fund $94.8 and $27.7, respectively, in mortgage loans.

         Guaranty Association Assessments

         The Company's insurance subsidiaries are required by law to participate in the guaranty associations of the various states in which they do business. The state guaranty associations ensure payment of guaranteed benefits, with certain restrictions, to policyholders of impaired or insolvent insurance companies by assessing all other companies involved in similar lines of business.

         There are currently several unrelated insurance companies which had substantial amounts of annuity business in the process of liquidation or rehabilitation. The Company's insurance subsidiaries paid assessments of $5.4, $3.9 and $6.6 to various state guaranty associations during the years 1997, 1996 and 1995, respectively. At December 31, 1997 and 1996, accounts payable and accrued expenses include $28.9 and $34.4, respectively, related to estimated future assessments.

         Litigation

         There is no material pending litigation to which the Company is a party or of which any of the Company's property is the subject, and there are no legal proceedings contemplated by any governmental authorities against the Company of which management has any knowledge.

GREAT NORTHERN INSURED ANNUITY CORPORATION

Notes to Consolidated Financial Statements
(Dollar amounts in millions)

(9)      Fair Value of Financial Instruments

         On December 31, 1995, the Company adopted SFAS No. 119, Disclosures About Derivative Financial Instruments and Fair Value of Financial Instruments. This statement requires disclosures about the amounts, nature and terms of derivative financial instruments and modifies existing disclosure requirements for other financial instruments.

         The Company has no derivative financial instruments as defined by SFAS No. 119 at December 31, 1997, other than mortgage loan commitments of $94.8.

         The fair values of financial instruments presented in the applicable notes to the Company's consolidated financial statements are estimates of the fair values at a specific point in time using available market information and valuation methodologies considered appropriate by management. These estimates are subjective in nature and involve uncertainties and significant judgment in the interpretation of current market data. Therefore, the fair values presented are not necessarily indicative of amounts the Company could realize or settle currently. The Company does not necessarily intend to dispose of or liquidate such instruments prior to maturity.

         Financial instruments that, as a matter of accounting policy, are reflected in the accompanying consolidated financial statements at fair value are not included in the following disclosures. Such items include fixed maturities, accrued investment income and certain other invested assets. The carrying value of policy loans and short-term investments approximates fair value at December 31, 1997 and 1996, respectively.

         At December 31, the carrying amounts and fair values of the Company's remaining financial instruments were as follows:

                                                             1997                        1996
                                               ----------------------------   ----------------------------
                                                   Carrying           Fair        Carrying           Fair
Financial Instruments                                amount          value          amount          value
----------------------------------------------------------------------------------------------------------
Mortgage loans                               $        1,203.8        1,268.6         1,159.7        1,171.2
Investment contracts                         $        5,315.3        5,194.3         5,504.0        5,364.5
----------------------------------------------------------------------------------------------------------


GREAT NORTHERN INSURED ANNUITY CORPORATION

Notes to Consolidated Financial Statements

(Dollar amounts in millions)

===============================================================================




   (9) Continued

         The fair value of mortgage loans is estimated by discounting the estimated future cash flows using interest rates applicable to current loan origination, adjusted for credit risks.

         The estimated fair value of investment contracts is the amount payable on demand (cash surrender value) for deferred annuities and the net present value based on interest rates currently offered on similar contracts for non-life contingent immediate annuities. Fair value disclosures are not required for insurance contracts.

(10)     Restrictions on Dividends

         Insurance companies are restricted by states as to the aggregate amount of dividends they may pay to their parent in any consecutive twelve month period without regulatory approval. Generally, dividends may be paid out of earned surplus without approval with thirty days prior written notice within certain limits. The limits are generally based on 10% of the prior year surplus (net of adjustments in some cases) and prior year statutory income (net gain from operations, net income adjusted for realized capital gains, or net investment income). Dividends in excess of the prescribed limits or the company's earned surplus are deemed extraordinary and require formal state insurance commission approval. Based on statutory results as of December 31, 1997, the Company is able to pay $73.7 in dividends in 1998 without obtaining regulatory approval.

   (11)  Supplementary Financial Data

         The Company's insurance subsidiaries file financial statements with state insurance regulatory authorities and the National Association of Insurance Commissioners (NAIC) that are prepared on an accounting basis prescribed by such authorities (statutory basis). Statutory accounting practices differ from generally accepted accounting principles (GAAP) in several respects, causing differences in reported net income and shareholder's interest. Permitted statutory accounting practices encompass all accounting practices not so prescribed but that have been specifically allowed by state insurance authorities. The Company's insurance subsidiaries have no significant permitted accounting practices.

         Combined statutory net income for the Company's insurance subsidiaries for the years ended December 31, 1997, 1996 and 1995 was $73.0, $65.4 and $76.7 , respectively. The

GREAT NORTHERN INSURED ANNUITY CORPORATION

Notes to Consolidated Financial Statements

(Dollar amounts in millions)

================================================================================

   (11)  Continued

         combined statutory capital and surplus as of December 31, 1997 and 1996 was $496.5 and $411.2, respectively.

         The NAIC has adopted Risk-Based Capital (RBC) requirements to evaluate the adequacy of statutory capital and surplus in relation to risks associated with: (i) asset quality, (ii) insurance risk, (iii) interest rate risk, and (iv) other business factors. The RBC formula is designated as an early warning tool for the states to identify possible under- capitalized companies for the purpose of initiating regulatory action. In the course of operations, the Company periodically monitors the RBC level of each of its insurance subsidiaries. At December 31, 1997 and 1996, each of the Company's insurance subsidiaries exceeded the minimum required RBC levels.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses of issuance and Distribution.

         The expenses of the issuance and distribution of the Contracts, other than any underwriting discounts and commissions, are as follows:

                                                                                         Amount
                                                                                         ------


           Securities and Exchange Commission  Registration Fee                   $      17,241
           Printing and Engraving                                                        97,800
           Accounting fees and expenses                                                  40,700
           Legal fees and expenses                                                       16,600
                                                                          =====================
                                               Total Expenses                     $     172,341



Item 14.  Indemnification of Officers and Directors.

         The registrant's By-Laws provide, inter alia, that any director, officer or employee of the registrant may be indemnified by the registrant against liability (including fines, penalties and amounts paid or incurred in settlement of any action or in the satisfaction of a judgement except a judgement in favor of the registrant) and reasonable expenses incurred by him or her in connection with any action of whatever nature, whether civil, criminal, administrative or investigative, in which her or she may be involved by reason of his or her having been a director, officer or employee of the registrant. In the case of an action brought by or in the right of the registrant, a person who has been successful on the merits shall be indemnified as of right, no person who has been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the registrant shall be indemnified, and any other party shall be indemnified if the Board of Directors, acting by a quorum consisting of directors not having an interest in the action, determines that such person has not been guilty of negligence or misconduct in the performance of his or her duty to the registrant. In the case of any other action, a person who has been successful on the merits shall be indemnified as of right and any other person shall be indemnified if the Board of Directors, acting by a quorum consisting of directors not having an interest in the action, determines that such person acted in good faith for a purpose which he or she reasonably believed to be in the best interests of the registrant and, in any criminal action or proceeding, that such person had no reasonable cause to believe that his or her conduct was unlawful.

Item 15.  Recent Sales of Unregistered Securities.

         During the past three years the registrant has sold no securities which were not registered pursuant to the Securities Act of 1933.

Item 16.  Financial Statements and Exhibits.

         (a)      Exhibits

                  1.1 Underwriting Agreement between Great Northern Insured Annuity Corporation and GNA Distributors, Inc. Incorporated by reference to Exhibit (3)(i) to registration statement under the Securities Act of 1933 of GNA Variable Investment Account, File No. 33-78810, filed May 11, 1994.

                  3.1 Articles of Incorporation of Great Northern Insured Annuity Corporation. Incorporated herein by reference to
                  Exhibit 3.1 to the registration statement under the Securities Act of 1933 of Great Northern Insured Annuity Corporation, File No. 33-62674, filed May 14, 1993.

                  3.2 By-laws of Great Northern Insured Annuity Corporation. Incorporated herein by reference to Exhibit 3.2 to the registration statement under the Securities Act of 1933 of Great Northern Insured Annuity Corporation, File No. 33-62674, filed May 14, 1993.

                  4.1 Specimen Group Deferred Variable Annuity and Modified Guaranteed Annuity Contract. Incorporated herein by reference to Exhibit (4)(i) to the registration statement on Form N-4 of GNA Variable Investment Account, File No. 33-86412, filed November 16, 1994.

                  4.2 Specimen Certificate under Group Deferred Variable Annuity and Modified Guaranteed Annuity Contract. Incorporated herein by reference to Exhibit (4)(ii) to the registration statement on Form N-4 of GNA Variable Investment Account, File No. 33-86412, filed November 16, 1994.

                  4.3 Endorsements to Contracts or Certificates. Incorporated herein by reference to Exhibit (4)(iii) to registration statement on Form N-4 of GNA Variable Investment Account, File No. 33-86412, filed November 16, 1994.

                  4.4 Application for Group Deferred Variable Annuity and Modified Guaranteed Annuity Contract. Incorporated herein by reference to Exhibit (5)(i) to registration statement on Form N-4 of GNA Variable Investment Account, File No. 33-86412, filed November 16, 1994.

                  4.5 Application for Certificate under Group Deferred Variable Annuity and Modified Guaranteed Annuity Contract. Incorporated herein by reference to Exhibit (5)(ii) to registration statement on Form N- 4 of GNA Variable Investment Account, File No. 33-86412, filed November 16, 1994.

                  5. Opinion and Consent of J. Neil McMurdie, Esq., Associate Counsel and Assistant Vice President.

                  10. Service Agreement between Great Northern Insured Annuity Corporation and Delaware Valley Financial Services, Inc. Incorporated herein by reference to Exhibit (8) to registration statement on Form N-4 of GNA Variable Investment Account, File No. 33-86412, filed November 16, 1994.

                  24.1     Consent of KPMG Peat Marwick LLP.




                  27.      Financial Data Schedule

         (b)      Financial Statement Schedules.

                  See Financial Statements in Prospectus.

Item 17.  Undertakings.

         (a)      Rule 415 Offering.

                  Previously furnished.

         (b)      Indemnification.

                  Previously furnished.

                                    EXHIBITS

                                 EXHIBIT INDEX


    Exhibit No.                      Description                                  Page No.
    -----------                      -----------                                  --------


        1.1           Underwriting Agreement between Great        Incorporated herein by reference to
                      Northern Insured Annuity Corporation and    Exhibit (3)(i) to registration statement
                      GNA Distributors, Inc.                      under the Securities Act of 1933 of GNA
                                                                  Variable Investment Account, File No.
                                                                  33-78810 filed May 11, 1994.
        3.1           Articles of Incorporation of Great          Incorporated herein by reference to
                      Northern Insured Annuity Corporation.       Exhibit 3.1 to registration statement
                                                                  under the Securities Act of 1933 of
                                                                  Great Northern Insured Annuity
                                                                  Corporation, File No. 33-62674 filed May
                                                                  14, 1993.
        3.2           By-laws of Great Northern Insured Annuity   Incorporated herein by reference to
                      Corporation.                                Exhibit 3.2 to registration statement
                                                                  under the Securities Act of 1933 of
                                                                  Great Northern Insured Annuity
                                                                  Corporation, File No. 33-62674 filed May
                                                                  14, 1993.
        4.1           Specimen Group Deferred Variable Annuity    Incorporated herein by reference to
                      and Modified Guaranteed Annuity Contract.   Exhibit (4)(i) to registration statement
                                                                  on Form N-4 of GNA Variable Investment
                                                                  Account, File No. 33-86412 filed
                                                                  November 16, 1994.
        4.2           Specimen Certificate under Group Deferred   Incorporated herein by reference to
                      Variable Annuity and Modified Guaranteed    Exhibit (4)(ii) to registration
                      Annuity Contract.                           statement on Form N-4 of GNA Variable
                                                                  Investment Account, File No. 33-86412
                                                                  filed November 16, 1994.
        4.3           Endorsements to Contracts or Certificates.  Incorporated herein by reference to
                                                                  Exhibit (4)(iii) to registration
                                                                  statement on Form N-4 of GNA Variable
                                                                  Investment Account, File No. 33-86412
                                                                  filed November 16, 1994.
        4.4           Application for Group Deferred Variable     Incorporated herein by reference to
                      Annuity and Modified Guaranteed Annuity     Exhibit (5)(i) to registration statement
                      Contract.                                   on Form N-4 of GNA Variable Investment
                                                                  Account, File No. 33-86412 filed
                                                                  November 16, 1994.
        4.5           Application for Certificate under Group     Incorporated herein by reference to
                      Deferred Variable Annuity and Modified      Exhibit (5)(ii) to registration
                      Guaranteed Annuity Contract.                statement on Form N-4 of GNA Variable
                                                                  Investment Account, File No. 33-86412
                                                                  filed November 16, 1994.
         5.           Opinion and consent of J. Neil McMurdie,
                      Esq., Associate Counsel and Assistant
                      Vice President.

        10.           Service Agreement between Great Northern    Incorporated herein by
                      Insured Annuity Corporation and             reference to Exhibit (8)
                      Delaware Valley                             to registration statement
                      Financial Services, Inc.                    on Form N-4 of GNA Variable
                                                                  Investment Account, File
                                                                  No. 33-86412 filed
                                                                  November 16, 1994.
        24.1          Written consent of KPMG Peat Marwick LLP.



        27.           Financial Data Schedule
